UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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STANDEX INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2025 PROXY STATEMENT

NOTICE OF ANNUAL MEETING

OCTOBER 21, 2025
SALEM, NEW HAMPSHIRE

Standex®

Guide to Standex’s Proxy Statement

Invitation to 2025 Annual Meeting of Shareholders	3
Notice of Annual Meeting of Shareholders	4
Proposal 1: Election of Directors	9
Proposal 2: Advisory Vote on Executive Compensation	14
Proposal 3: Ratification of Independent Auditors	15
Governance	17
Board Leadership Structure	18
Board Committees	19
Strategy and Risk Oversight	24
ESG Strategy & Risks	25
Other Risk and Governance Matters	30
Director Compensation	32
Director Independence	33
Share Ownership	34
Delinquent Section 16(a) Reports	34
Director & Management Stock Ownership	34
Stock Ownership of Certain Beneficial Owners	35
Compensation Discussion & Analysis	36
Business Highlights	36
Objectives and Principles	37
Components of Executive Compensation	39
Other Compensation Information	50
Basis for Determining Executive Compensation	51
Risk in Compensation Programs	52
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	53
Report of the Compensation Committee	53
Compensation Tables	54
Summary Compensation Table	54
Grants of Plan-Based Awards	56
Outstanding Equity Awards at Fiscal Year End	58
Options Exercised and Stock Vested	59
Pension Benefits	59
NonQualified Deferred Compensation	60
Potential Payments upon Termination or Change in Control	61
CEO Pay Ratio Disclosure	64
Pay Versus Performance	65
Questions & Answers	68
Voting Q&A	68
Communications, Shareholder Proposals & Nominations and Company Documents	69
Helpful Resources	70

Invitation to 2025 Annual Meeting of Shareholders

Tuesday, October 21, 2025

9:00 a.m., local time

Standex International Corporation Corporate Headquarters

23 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079

Dear Shareholder,

We cordially invite you to attend Standex’s Annual Meeting of Shareholders. We hope that you will join me, our Board of Directors, and other shareholders at the meeting. The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain information about the business that will be conducted at the meeting. Following the meeting, I will present information on Standex’s operations and welcome any questions from shareholders.

Your vote is important to us! If you plan on attending the meeting, you may vote your shares in person. If you cannot vote in person, we urge you to vote via your proxy card, over the phone or on the Internet prior to the meeting. Detailed instructions on how to vote are found on page 68.

Thank you in advance for voting your shares, and thank you for your continued support of Standex.

Sincerely, David Dunbar President/CEO Chair, Board of Directors

Standing from left to right: Michael A. Hickey, Thomas J. Hansen, David Dunbar, Jeffrey S.

Edwards and Charles H. Cannon, Jr.

Seated from left to right: B. Joanne Edwards, Thomas E. Chorman and Robin J. Davenport.

* Andy L. Nemeth not shown.

Notice of Annual Meeting of Shareholders

The 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Standex International Corporation (the “Company” or “Standex”) will be held on Tuesday, October 21, 2025 at 9:00 a.m., local time, at the Company’s Corporate Headquarters, located at 23 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079.

You are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Standex, a Delaware corporation, to be voted at the 2025 Annual Meeting and any continuation, adjournment or postponement thereof.

Shareholders of record at the close of business on August 26, 2025 are entitled to vote at the meeting, either in person or by proxy, on the following matters, as well as the transaction of any other business properly presented at the Annual Meeting:

Item 1	Election of Directors: Elect two directors to hold office for three-year terms ending on the date of the annual meeting in 2028;

Item 2	Say on Pay: An advisory vote on the Company’s executive compensation;

Item 3	Ratification of Independent Auditors: Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for FY 2026.

On September 5, 2025, we began to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet, or a printed copy of these materials. We have provided each shareholder with a Notice of Internet Availability of Proxy Materials (the “Notice”), which encourages shareholders to review all proxy materials and our annual report and vote online at www.envisionreports.com/sxi. We believe that reviewing materials online reduces our costs, eliminates surplus printed materials and generally reduces the environmental impact of our Annual Meeting. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations made by mail, the Company’s directors and officers may solicit proxies in person or by telephone.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote your shares as soon as possible. We encourage you to vote via the Internet, since it is convenient and significantly reduces postage and processing costs. You may also vote via telephone or by mail if you received paper copies of the proxy materials. Instructions regarding the methods of voting are included in the Notice, the proxy card and this Proxy Statement on page 68.

By Order of the Board of Directors,

Alan Glass, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 21, 2025.	As permitted by the SEC, the 2025 Notice of Annual Meeting of Shareholders and Proxy Statement and the 2025 Annual Report on Form 10-K are available for review at ir.standex.com by clicking “Financials” and then “Annual Reports.”

Proxy Statement Summary

This summary contains a general overview of this Proxy Statement. It highlights information contained elsewhere in this Proxy Statement and is meant to be used as a quick reference. This summary does NOT contain all of the information that you should consider before voting. You should read the entire Proxy Statement carefully before voting.

2025 Annual Meeting

You are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation, a Delaware corporation, to be voted at the 2025 Annual Meeting and any continuation, adjournment or postponement thereof.

On September 5, 2025, we began to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet, or a printed copy of these materials. The Notice explains how you may access and review the proxy materials and how you may submit your proxy via the Internet. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations made by mail, the Company’s directors and officers may solicit proxies in person or by telephone, and, in this regard, the Company has engaged the proxy solicitation firm, Alliance Advisors, to assist in this process.

Agenda and Voting Recommendations

Item	Proposals	Board Vote Recommendation
1	Election of Directors	FOR
2	Advisory Vote on Executive Compensation	FOR
3	Ratification of Auditors	FOR

How to Vote

If you hold shares as of the RECORD DATE (August 26, 2025), you can vote your shares using any of the following methods:

Vote by Internet Visit www.envisionreports.com/sxi.	Vote by Mail. Complete, sign, date and return your proxy card by mail.
Vote by Telephone. Call toll-free to 1-800-652-VOTE (8683).	Vote in Person. You may attend the Annual Meeting in person and deliver a completed proxy card or vote by ballot.

Internet and telephone voting will be available 24 hours a day, 7 days a week, until 1:00 a.m., Eastern Time, on October 21, 2025. You do not need to return your proxy card if you vote by Internet or telephone.

See page 68 for more details.

2025 Proxy Statement     5

Item 1
Election of Directors

The Board and the Nominating and Corporate Governance Committee believe that the two director nominees possess the necessary qualifications and experiences to provide advice to the Company’s management and effectively oversee the business and the long-term interests of shareholders.

We are asking shareholders to vote to elect two director nominees to hold office until the 2028 annual meeting and until their successors have been elected and qualified. Please see page 9 for more information.

Our Board recommends a vote FOR each director nominee.

Board Nominees & Continuing Directors

				Committee Memberships
Name	Age	Years of Tenure	Term Expiration	A	C	N&CG	I&T
Thomas E. Chorman Independent Chief Executive Officer, Solar LED Innovations, LLC	71	21	2025
Andy L. Nemeth Independent Chairman and Chief Executive Officer, Patrick Industries, Inc	56	<1	2025
Charles H. Cannon, Jr. Independent Former Executive Chairman and Chief Executive Officer, JBT Corporation	73	21	2026
David Dunbar President and Chief Executive Officer, Standex International Corporation	63	11	2026
Michael A. Hickey Lead Independent Director Former Executive Vice President and President of Global Institutional, Ecolab, Inc	64	8	2026
Robin J. Davenport Independent Former Vice President of Corporate Finance, Parker Hannifin Corporation	63	4	2027
Jeffrey S. Edwards* Independent Chairman and Chief Executive Officer, Cooper Standard Holdings, Inc.	63	11	2027
B. Joanne Edwards* Independent Former Senior Vice President and General Manager, Eaton Corporation Plc.	69	7	2027

* Jeffrey S. Edwards and B. Joanne Edwards are not related.

A Audit Committee	C Compensation Committee	Chair
N&CG Nominating & Corporate Governance Committee	I&T Innovation & Technology Committee	Member

Corporate Governance Highlights

We are committed to strong corporate governance practices, which promote the long-term interests of shareholders, strengthen financial integrity and hold our Board and management accountable. The highlights of our corporate governance practices include the following:

•	All non-employee directors are independent	•	Policy against hedging and pledging of Company stock
•	Regular executive sessions of independent directors	•	SEC compliant clawback policy
•	All Board committees are comprised solely of independent directors	•	Code of Conduct applies to directors & all employees
•	Annual board and committee self-evaluations	•	Annual advisory approval of executive compensation
•	Risk oversight (including cybersecurity) by the full Board and committees	•	Board and committees may engage outside advisors independently of management
•	Ongoing review of optimal Board composition	•	Oversight of whistleblower hotline
•	Independent compensation consultant reports directly to the Compensation Committee	•	Mandatory Board retirement age
•	Lead Independent Director	•	Periodic committee chair and membership rotations
•	Corporate Governance Guidelines	•	Oversight of ESG strategy and reporting
•	Stock ownership guidelines for directors and executive officers

6     2025 Proxy Statement

Item 2
Advisory Vote on Executive Compensation

We are asking shareholders to vote on an advisory basis on the compensation paid to our Named Executive Officers as described in the Compensation Discussion and Analysis beginning on page 36 and the Compensation Tables beginning on page 54. Please see page 14 for more information.

Our Board recommends a vote FOR this Item.

At-Risk Compensation Mix

CEO COMPENSATION MIX	NEO COMPENSATION MIX
		Fixed Pay Base Salary	At-Risk Pay Annual Incentive OIP PSU OIP RSA

2025 Pay at a Glance

	Actual Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Named Executive Officer	($)	($)	($)	($)	($)
David Dunbar President & CEO	936,436	3,553,548	339,224	134,073	5,117,281
Ademir Sarcevic Vice President, CFO & Treasurer	560,000	1,007,768	289,800	40,916	1,906,961
Alan Glass Vice President, CLO & Secretary	414,756	541,043	81,672	47,786	1,100,344
Annemarie Bell Vice President, Chief Human Resources Officer	344,615	295,344	137,631	22,007	799,891
Max Arets Vice President, Chief Information Officer	369,642	217,866	28,809	21,432	637,749

Note:

This table provides certain summary compensation information for FY 2025. The Summary Compensation Table and associated footnotes may be found starting on page 54. The items here are from select columns of the Summary Compensation Table and not all items are shown here. The total is reported in the Summary Compensation Table.

2025 Proxy Statement     7

Item 3
Ratification of Appointment of Deloitte & Touche LLP as Independent Auditors

We are asking shareholders to ratify the selection of Deloitte & Touche LLP as the independent auditors of our consolidated financial statements and our internal controls over financial reporting for FY 2025. Please see page 15 for more information.

Our Board recommends a vote FOR this Item.

Audit

The Audit Committee has approved Deloitte & Touche LLP (“Deloitte”) to serve as our independent auditors for the 2026 fiscal year. Deloitte has served as the Company’s independent auditors since August 26, 2020. During this time, there have been no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure. Also, during this time, Deloitte’s reports on the Company’s financial statements did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The following are the aggregate audit and non-audit fees billed to Standex by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for FY 2024 and FY 2025. A full explanation of the types of fees and Deloitte’s role is contained in “Ratification of Independent Auditors” starting on page 15.

Type of Fees	FY 2024 ($)*	FY 2025 ($)*
Audit Fees	1,597,000	2,537,000
Audit-Related Fees	-	-
Tax Fees	80,000	207,000
All Other Fees	532,000	1,409,000
Total Fees	2,209,000	4,153,000

*	Amounts have been rounded to the nearest thousand.

Questions and Answers

Please see “Questions & Answers” starting on page 68 for important information about these proxy materials, voting, the 2025 Annual Meeting, Company documents, communication with the Board and the deadlines to submit shareholder proposals and Director nominees for the 2026 annual meeting of shareholders.

8  2025 Proxy Statement

Item 1

Election of Directors

»    What am I voting on?

Shareholders are being asked to elect two director nominees to each serve a three-year term.

»    Voting recommendation:

FOR the election of each Director nominee. The Board and the Nominating and Corporate Governance Committee believe that the two Director nominees possess the necessary qualifications and experiences to provide advice to the Company’s management and effectively oversee the business and the long-term interests of shareholders.

Our Board currently consists of nine directors. We have three classes of directors, with each class being as equal in size as possible. The term of each class is three years and class terms expire on a rolling basis, so that one class of directors is elected each year.

Thomas E. Chorman, Thomas J. Hansen and Andy L. Nemeth are current Class III members of the Board. Their term is set to expire at the 2025 Annual Meeting. Mr. Hansen is not being nominated for re-election to the Board due to the Company's mandatory retirement policy, and, as previously announced, the size of the Board will revert to eight directors as of the Annual Meeting. The Company thanks Mr. Hansen for his 12 years of service, the majority of which he spent as the Lead Independent Director and wishes Mr. Hansen the best in his retirement.

The Board believes that Mr. Chorman possesses the skills, abilities and experience to continue serving as a director and has nominated him to serve on the Board for an additional three-year term, to expire at the 2028 annual meeting.

The Company, with shareholders' support, passed a By-Law Amendment at the 2024 annual meeting which allowed the Board to recruit and appoint Mr. Nemeth subject to the shareholders' vote at the next annual meeting. Mr. Nemeth was appointed to the Board on May 2, 2025 and the Board believes Mr. Nemeth possesses the skills, abilities and experience to serve as a director for a three-year term, to expire at the 2028 annual meeting.

The Board recommends that shareholders elect Mr. Chorman and Mr. Nemeth as Class III directors for a three-year term expiring at the 2028 annual meeting.

Board of Directors Membership Criteria

The Board and the Nominating and Corporate Governance Committee believe that there are general qualifications that all directors must exhibit and other key qualifications and experiences that should be represented on the Board as a whole, but not necessarily by each individual director.

Qualifications Required of All Directors

The Board and the Nominating and Corporate Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field and be able to devote the time and effort necessary to fulfill his or her responsibilities to the Company. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple global cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition, potential director candidates are interviewed to assess intangible qualities, including the individual’s ability to engage in constructive deliberations, by asking difficult questions, working collaboratively, and respecting differing views of other Board members.

Our Consideration of Diversity

Diversity of Board membership is important, because a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process and enhances overall culture in the boardroom.

In evaluating candidates for Board membership, the Board and the Nominating and Corporate Governance Committee consider many factors based on the specific needs of the business and what is in the best interests of the Company’s shareholders. This includes diversity of professional experience, race, ethnicity, gender, age and cultural background. In addition, the Board and the Nominating and Corporate Governance Committee focus on how the experiences and skill sets of each director complement those of fellow directors to create a balanced Board with diverse viewpoints and deep expertise.

2025 Proxy Statement  9

Board Composition & Refreshment

The Board regularly reviews the skills, experience and background that it believes are desirable to be represented on the Board. On an annual basis, the Board reviews each director’s skills and assesses whether there are gaps that need to be filled. As a result, recruitment is an ongoing activity. A full skills matrix can be found under “Board Self-Assessment & Skills Matrix” on page 22.

The Board aims to strike a balance between the experience that comes from long-term service on the Board with the new perspective that new Board members bring, while being sensitive to the benefits of gender and racial diversity. The Board also has a mandatory retirement policy, under which no director may stand for re-election if he or she has reached the age of 75. We believe this balanced approach creates a renewed perspective that is beneficial to shareholders. Please refer to “Identifying and Evaluating Candidates for Board Membership” on page 23 for further information.

Due to our mandatory retirement policy, Mr. Hansen is not standing for re-election at the 2025 Annual Meeting. To fill this vacancy, the Board has recruited his successor, Mr. Nemeth, and has appointed him to the Board effective May 2, 2025. The Board has nominated him for election by the shareholders at the 2025 Annual Meeting.

Demographics of 2025 Director Nominees and Continuing Directors

10  2025 Proxy Statement

2025 Director Nominees

The following is biographical information for each director nominee and each continuing director. The information includes names, ages, principal occupations for at least the past five years, the year in which each director joined our Board and certain other information. The information is current as of September 5, 2025.

Class III Directors - Term Expiring 2025:

Thomas E. Chorman Independent

Director Since: 2004 Age: 71 Committees: Audit, N&CG, I&T (Chair)

Mr. Chorman is a seasoned financial professional, with experience as a financial executive, an entrepreneur and a private equity investor. Mr. Chorman has been involved in the day to day financial reporting obligations of established, publicly traded, global companies as well as smaller start-ups. Mr. Chorman’s financial background provides a significant benefit to the Board when analyzing acquisition opportunities and when evaluating both the current financial results and long range strategic plans of Standex.

Past Board Memberships
» Symmetry Medical, Inc.
» Foamex

Business Experience
» CEO, Solar LED Innovations, LLC (since 2006)
» CEO & President, Foamex (2001-2006)
» CFO, Ansell Healthcare (2000-2001)
» CFO, Armstrong World Industries (1997-2000)
» Various managerial and executive roles including international and corporate new ventures, P&G (1984-1997)

Current Board Memberships
» None

Andy L. Nemeth Independent

Director Since: 2025 Age: 56 Committees: Audit, Compensation

Mr. Nemeth has had a successful and lengthy history with a leading manufacturer and distributor of component product solutions. His leadership in overseeing transformational acquisitions, implementing strategic diversification plans, and driving a "Customer 1st" performance-oriented culture at Patrick Industries provide him with a unique perspective on our Board. His deep expertise in strategic growth, operational excellence, M&A and financial leadership is a significant benefit to the Board as Standex continues to execute on its short and long term business strategies.

Past Board Memberships
» None

Business Experience

» Chairman, Patrick Industries (since 2024)

» CEO, Patrick Industries (since 2020)

» Various managerial and executive roles, Patrick Industries (1996-2020)

Current Board Memberships

» Patrick Industries, Inc.

Required Vote & Recommendation

Our By-Laws require that, in an uncontested election, each director be elected by a majority of the votes cast. A majority of votes cast means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. Shareholders that either mark “ABSTAIN” on the proxy card or otherwise abstain from voting will not be counted as either “FOR” or “AGAINST.” Broker non-votes will not be counted as either “FOR” or “AGAINST.”

In the event that there is a contested election, each director will be elected by a plurality of the votes cast, which means the directors receiving the largest number of “FOR” votes will be elected to the open positions.

In the event that any nominee becomes unavailable, the Board may either choose a substitute or postpone filling the vacancy until a qualified candidate is identified. If there is a substitute, the individuals acting under your proxy may vote for the election of a substitute. The nominees have indicated their willingness to serve as directors and we have no reason to believe that any of the nominees will become unavailable.

The Board of Directors recommends that you vote “FOR” the election of each nominee.

2025 Proxy Statement     11

Continuing Directors

Class II Directors - Term Expiring 2026:

David Dunbar

	Director Since: 2014, Chair Age: 63 Committees: N/A	Mr. Dunbar has decades of executive experience with global manufacturing companies. His diverse background at various operational levels, coupled with his technical engineering education, provides a broad perspective to the Board. As President and CEO, Mr. Dunbar is uniquely positioned to report to the Board on Company activities and guide discussions regarding the Company’s strategic growth priorities.

Business Experience		Current Board Memberships
» Chair, Standex (since 2016)
» President & CEO, Standex (since 2014)
» President of Valves and Controls, Pentair Ltd., (2012-2014)
» President of Valves and Controls, Tyco Flow Control (2009-2012)
» Various managerial and executive roles, Emerson Electric (2004-2009)		» Watts Water Technologies, Inc.

Past Board Memberships
» None

Michael A. Hickey Independent

	Director Since: 2017 Age: 64 Committees: Compensation (Chair), I&T	Prior to Mr. Hickey’s retirement in February 2020, he enjoyed a distinguished career at Ecolab Inc., where he served in managerial and executive roles of increasing responsibility since 1984. Mr. Hickey’s track record of leading a solutions- driven business with an intimate customer focus, together with his mergers and acquisitions, marketing and sales, and operations experience provides a dynamic voice to the Board.

Business Experience		Current Board Memberships
» President of Global Institutional, Ecolab Inc. (2012-2020)

» Executive Vice President of Institutional Sector North America, Ecolab Inc. (2011-2012)

» Executive Vice President of the Global Service Sector, Ecolab Inc. (2010-2011)

» Various executive and managerial roles, Ecolab Inc. (1985-2010)		» National Restaurant Association
» St. Bonaventure University

Past Board Memberships
» None

Charles H. Cannon, Jr. Independent

	Director Since: 2004 Age: 73 Committees: Audit, N&CG	Mr. Cannon retired from JBT after several decades of senior executive experience. His leadership at a company that operates in some of the same industries as our Company provides excellent insight to the Board. Mr. Cannon contributes his demonstrated executive leadership skills, as well as his knowledge of corporate organization, finance and operations to the Board. Mr. Cannon’s technical and business education, coupled with his global perspective, provide a unique voice to our Board.

Business Experience		Current Board Memberships

» Executive Chairman, JBT Corporation (2013-2014)
» Chairman and CEO, JBT Corporation (2008-2013)
» Vice President and Senior Vice President, FMC Technologies (2001-2008)
» Various managerial and executive positions, FMC Technologies (1994-2001)

» U.S. Naval Academy Foundation

Past Board Memberships
» JBT Corporation

12  2025 Proxy Statement

Class I Directors - Term Expiring 2027:

Robin J. Davenport Independent

	Director Since: 2021 Age: 63 Committees: Audit (Chair), Compensation	Ms. Davenport is a highly accomplished and respected executive with comprehensive financial and global industry expertise in the manufacturing sector. Additionally, she served on Parker Hannifin’s Disclosure Committee from 2014 until her retirement in 2022. Her professional areas of focus — M&A, capital allocation and corporate strategy — are of great assistance to the Board. This experience and track record of success has provided substantial value as the Board continues to explore short and long term growth strategies.

Business Experience		Current Board Memberships
» Vice President of Corporate Finance, Parker Hannifin Corporation (2014-2022)
» Vice President, Business Planning & Development, Parker Hannifin Corporation (2004-2014)
» Vice President, Business Planning & Development, CNH Capital (1996-2003)		» None

Past Board Memberships
» None

B. Joanne Edwards Independent

	Director Since: 2018 Age: 69 Committees: Compensation, N&CG (Chair)	Ms. Edwards’ distinguished career as a senior executive in various global diversified manufacturing companies is of great benefit to our Board. Prior to her retirement, Ms. Edwards had increasingly responsible roles with strategic, financial and operational reach. She provides a wealth of insight into profit and growth strategies, both in the short term and the long term, which is beneficial to the Board as Standex continues to execute on its growth strategies and initiatives. Ms. Edwards’ decades of leadership and management experience adds value to the Board’s deliberations.

Business Experience		Current Board Memberships

» Senior Vice President & General Manager, Residential & Wiring Device Division, Eaton (2013-2017)

» Vice President & General Manager, Residential Products, Eaton (2011-2013)

» Senior Business Unit Manager, Residential Products, Eaton (2007-2011)

» President, Veris Industries LLC (2002-2007)		» Atkore Inc. » Amsted Industries

Past Board Memberships
» Hexion, Inc.

Jeffrey S. Edwards Independent

	Director Since: 2014 Age: 63 Committees: Compensation, N&CG	Mr. Edwards’ successful and lengthy history of leading a global manufacturing business has enabled him to advise the Board in a myriad of ways, including how to address operational and growth challenges and how to execute both short and long-term performance strategies. Mr. Edwards contributes his management acumen, knowledge of global manufacturing and insight into peer practices to the Board.

Business Experience		Current Board Memberships
» Chairman, Cooper Standard (since 2013)
» CEO, Cooper Standard (since 2012)
» Corporate Vice President, Group Vice President and General Manager of the Automotive Experience Asia Group & North America, Johnson Controls, Inc. (2002-2012)
» Various managerial & executive positions, Johnson Controls, Inc. (1984-2002)		» Cooper Standard Holdings, Inc.
» Cooper Standard Foundation, Inc. (privately held)

Past Board Memberships
» None

  2025 Proxy Statement 13

Item 2

Advisory Vote on Executive Compensation

» What am I voting on?

We are asking shareholders to vote on an advisory basis on the compensation paid to our named executive officers as described in this Proxy Statement.

» Voting recommendation:

FOR the say-on-pay proposal

At each annual meeting, the Board provides shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers. Please see the “Summary Compensation Table” starting on page 54 for full details. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the total compensation paid to our named executive officers. This advisory vote does not address any specific element of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as detailed in the “Compensation Discussion & Analysis” starting on page 36.

Although this vote is non-binding, the Board values the opinions of the Company’s shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

As described in more detail in the Compensation Discussion and Analysis (“CD&A”) section, we have designed our executive compensation programs to align the long-term interests of our executives with those of our shareholders, attract and retain talented individuals and reward current performance. A large portion of the compensation is tied to the Company’s performance and is paid in both performance and time-based equity. This closely aligns both the short-term and long-term interests of our executives with those of shareholders and drives the creation of shareholder value.

We encourage shareholders to review the CD&A, which describes our philosophy and business strategy underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered.

Required Vote & Recommendation

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non- votes will not be considered to have voted on this proposal, so will have no effect on the outcome.

The advisory vote on executive compensation is non-binding, therefore, our Board will not be obligated to take any compensation actions or adjust our executive compensation programs or policies as a result of the vote. Notwithstanding, the resolution will be considered passed with the affirmative vote of the majority of the votes cast at the Annual Meeting.

The Board recommends that you vote “FOR” the following non-binding resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

14  2025 Proxy Statement

Item 3

Ratification of Independent Auditors

» What am I voting on?

We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as the independent auditors of our consolidated financial statements and our internal controls over financial reporting for FY 2026.

» Voting recommendation:

FOR the ratification of the Audit Committee’s selection of Deloitte & Touche LLP

The Audit Committee has approved Deloitte & Touche LLP (“Deloitte”) to serve as our independent auditors for the 2026 fiscal year. Deloitte was appointed on August 26, 2020. The Company did not engage Deloitte at any time during the two years before the appointment for any accounting-related matter. In the time since Deloitte’s appointment, Deloitte’s reports on the Company’s financial statements did not contain any adverse opinion or a disclaimer of opinion, nor was Deloitte’s opinion qualified or modified as to uncertainty, audit scope or accounting principles.

We are asking our shareholders to ratify the appointment of Deloitte as our independent auditors. Although shareholder ratification is not required, the Board is submitting the proposal because we value our shareholders’ views on the Company’s independent auditors and as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will investigate the reasons and consider selecting a different firm. Even if the selection is ratified, the Audit Committee may select different independent auditors at any time during the year if it determines such a change would be in the best interests of the Company and its shareholders.

A representative from Deloitte will be available at the Annual Meeting to, as requested, make a statement, speak with shareholders or respond to appropriate questions.

Pre-Approval Policy

All services performed in FY 2025 were pre-approved by the Audit Committee in accordance with the Audit Committee’s charter. The pre-approval policy requires the independent auditors to submit an itemization of the services to be provided and fees to be incurred during the fiscal year. The Audit Committee approves the scope and timing of the external audit plan and focuses on any matters that may affect the scope of the audit or the independence of the independent auditor. In that regard, the Audit Committee receives certain representations from the independent auditors regarding its independence and the permissibility, under the applicable laws and regulations, of any services provided.

Once the initial audit plan has been approved, any requests for additional services or fees must be submitted to the Audit Committee for approval. These additional services may not commence until the Audit Committee reviews and approves the request.

These requests for approval are normally evaluated during regularly scheduled Audit Committee meetings. However, if a request is submitted between meeting times, the Chair of the Audit Committee may approve the request pursuant to a delegation of authority. For the Chair of the Audit Committee, the approval authority is limited to services valued at less than $100,000. Any requests for services exceeding $100,000 must be approved by the full Audit Committee. If the Chair has exercised their approval authority, they must disclose all approval determinations to the full Audit Committee at the next regularly scheduled meeting.

Relationship with Independent Registered Public Accounting Firm

The Audit Committee reviews all relationships between the independent auditor and the Company, including the provision of non-audit services. Deloitte has provided certain non-audit services to the Company related to annual subscription fees for accounting research software, tax compliance, tax advisory and transaction due diligence services.

The Audit Committee considered the effect of Deloitte’s non-audit services in assessing its independence. After discussion with Company management and Deloitte, the Audit Committee concluded that the provision of these services was permitted under the rules and regulations concerning auditor independence.

2025 Proxy Statement 15

Independent Auditor’s Fees

The following table summarizes the aggregate fees for audit and non-audit services incurred by the Company. The Audit Committee pre-approved all of these audit and non-audit fees in accordance with the pre-approval policy described above.

Type of Fees	FY 2024 ($)*	FY 2025 ($)*	Description
Audit Fees	1,597,000	2,537,000

Fees for audit services performed during FY 2024 and FY 2025 relate to professional services rendered in connection with the annual audit of our consolidated financial statements and internal control over financial reporting; the reviews of the condensed consolidated financial statements performed in connection with each of our Quarterly Reports on Form 10-Q; and statutory audits required by foreign jurisdictions, and audit services for the Amran/Narayan Group.

Audit-Related Fees	-	-
Tax Fees	80,000	207,000

Fees for tax services during FY 2024 and FY 2025 consisted of fees billed for permissible professional services performed by Deloitte Tax LLP and its global member firm affiliates, an affiliate of Deloitte, for tax compliance, planning and advice.

All Other Fees	532,000	1,409,000

All other fees for FY 2024 include a subscription fee, as well as permissible fees in connection with acquisition related due diligence services provided. All other fees for FY 2025 include annual subscription fees for accounting research software, as well as permissible fees in connection with acquisition related due diligence for the Amran/Narayan Group.

Total Fees	2,209,000	4,153,000

*	Amounts have been rounded to the nearest thousand.

Required Vote & Recommendation

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non- votes will be considered as a vote “FOR” this proposal.

The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.

16  2025 Proxy Statement

Governance

The purpose of corporate governance is to ensure that we maximize shareholder value consistent with a business model of integrity, ethical practices and compliance with all applicable law.

As part of its duties to the Company, the Board monitors and oversees the proper safeguarding of the assets of the Company, the maintenance of appropriate financial and other internal controls and the Company’s compliance with applicable laws and regulations. Additionally, the Board monitors and oversees the governance practices of the CEO and senior management.

In order to serve the best interests of shareholders while carrying out its purpose, the Board has established internal guidelines — the Corporate Governance Guidelines — designed to promote effective oversight of the Company’s governance program and principles, beginning with the Board itself. You can access these materials by going to ir.standex.com and clicking on “Governance.” See page 70 for instructions on receiving copies of our corporate governance materials.

Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of our shareholders, strengthens Board and management accountability and helps build public trust in Standex.

Board Practices

►	All non-employee directors are independent	►	Stock ownership guidelines for directors and executive officers
►	Regular executive sessions of independent directors	►	Policy against hedging and pledging of Company stock
►	All Board committees are comprised solely of independent directors	►	SEC compliant clawback policy has been adopted
►	Annual Board and committee self-evaluations	►	Code of Conduct applies to directors and all employees
►	Risk oversight (including cybersecurity) by the full Board and committees	►	Annual advisory approval of executive compensation
►	Ongoing review of optimal Board composition	►	Board and committees may engage outside advisors independently of
►	Independent compensation consultant reports directly to the compensation		management
	committee	►	Oversight of whistleblower hotline
►	Lead Independent Director	►	Mandatory Board retirement age
►	Corporate Governance Guidelines	►	Periodic committee chair and membership rotations
		►	Oversight of ESG strategy and reporting

Key Governance Materials

►	Certificate of Incorporation	►	Charter for each Board committee
►	By-Laws	►	Code of Conduct
►	Corporate Governance Guidelines	►	Code of Ethics for Senior Financial Management
►	Insider Trading Policy	►	Anti-Hedging and Anti-Pledging Policy
►	Clawback Policy

You can access these materials by going to ir.standex.com and clicking on “Governance.” See page 70 for instructions on receiving copies of these corporate governance materials.

The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated by reference into any of our other filings with the SEC.

2025 Proxy Statement 17

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure in order to best serve shareholders’ interests. To ensure an efficient and high-functioning board, in 2016, the Board elected our President and CEO, David Dunbar, to serve as Chair of the Board. In its determination that Mr. Dunbar should serve in this role, our Board examined several factors and believed that Board independence and management oversight were effectively maintained through the Board’s composition of independent directors, the committee system and a seasoned and engaged Lead Independent Director. A combined CEO and Chair role serves as an effective bridge between the Board and senior management and also provides strong unified leadership of the Company.

Optimal Board leadership structure may change as circumstances warrant. The Board reviews its determination annually in accordance with the Corporate Governance Guidelines. This annual review allows the Board to maintain flexibility and promote the execution of the Company’s strategy, the independent oversight of senior management and the best interests of shareholders. In the event the Board determines that a different leadership structure is in the best interests of the Company and its shareholders, the Board will consider a change. Mr. Hickey serves as the current Lead Independent Director and has held this position since the 2024 annual meeting.

Within the Board leadership structure are three distinct roles with specific duties and responsibilities. These duties and responsibilities are described below and are set forth in the Company’s By-Laws and Corporate Governance Guidelines.

Chair of the Board

►	Presides over meetings of the Board.
►	Presides over meetings of shareholders.
►	Consults and advises the Board and its committees on the business and affairs of the Company.
►	Performs such other duties as may be assigned by the Board.

Chief Executive Officer

►	In charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board.

Lead Independent Director

►	Presides at all meetings of the Board at which the Chair of the Board is not present, including all executive sessions of independent directors.
►	Encourages and facilitates active participation of all directors.
►	Serves as a liaison between the independent directors and the Chair of the Board on particular issues brought up by independent directors.
►	Calls and leads the executive sessions of independent directors.
►	Leads the Board discussions regarding the CEO’s annual evaluation and succession planning.
►	Provides feedback on information flow from management to the Board.
►	Available to advise committee chairs in fulfilling their designated roles and responsibilities.
►	Available for consultation and communication with shareholders, where appropriate and upon reasonable request.
►	Performs such other functions as the Board or other directors may request.

18  2025 Proxy Statement

Board Committees

The Board maintains four Committees:

Audit	Compensation	Nominating & Corporate Governance	Innovation & Technology

Only independent directors are eligible to serve on the Audit, Compensation and Nominating & Corporate Governance (“N&CG”) Committees. Each committee is governed by a written charter. To view the charters of these committees, please go to ir.standex.com, click on “Governance,” then “Committee Charters.”

Meeting Attendance

Under our Corporate Governance Guidelines, directors have a duty to attend, whenever possible, all Board and committee meetings for committees on which the director serves. The Board held 7 meetings in FY 2025, while the committees of the Board held a total of 17 meetings. Each director attended at least 75 % of the meetings of the Board and each of the committees on which such director served during FY 2025. All Board members attended the Company’s 2024 annual meeting of shareholders. The Company anticipates that all of the Board members will attend the 2025 Annual Meeting.

Committee Structure and Membership

Our Board designates Committee members and Chairs based on the N&CG Committee recommendations.

The N&CG Committee periodically recommends realignment of committee chairs and membership in order to maintain a fresh perspective for each committee. Such a realignment most recently occurred in FY 2023, when new chairs were appointed and committee membership was rotated. During FY 2025, Mr. Hickey stepped down from the Nominating & Corporate Governance Committee in light of his increased responsibilities as Lead Independent Director. In addition, in July 2025, the Board appointed Mr. Nemeth to the Audit Committee and the Compensation Committee effective August 1, 2025.

The following table shows the members of each committee at any time during FY 2025:

Committee Memberships
Name	A	C	N&CG	I&T
David Dunbar
Charles H. Cannon, Jr. Independent
Thomas E. Chorman Independent
Robin J. Davenport Independent
B. Joanne Edwards Independent
Jeffrey S. Edwards Independent
Michael A. Hickey[1] Independent
Andy L. Nemeth[2] Independent

A Audit Committee	C Compensation Committee	Chair Member
N&CG Nominating & Corporate Governance Committee	I&T Innovation & Technology Committee	Member

1	Mr. Hickey is no longer a part of the N&CG Committee as of January 1, 2025.
2	Mr. Nemeth is a member of the Audit Committee and Compensation Committee as of August 1, 2025.

2025 Proxy Statement 19

Audit Committee
2025 Members:
Robin J. Davenport (Chair)	Thomas E. Chorman	Independence: [1]	Meetings held in 2025:
Charles H. Cannon, Jr.	Thomas J. Hansen	4 out of 4	4

Key Responsibilities

►	Appointing, compensating, evaluating, retaining or terminating, as well as overseeing the independent auditors;
►	Reviewing matters pertaining to auditor independence and the provision of non-audit services;
►	Resolving disagreements between senior management and the independent auditors regarding financial reporting;
►	Reviewing and assessing the Company’s financial and accounting policies and procedures as well as the quality and accuracy of annual and quarterly financial statements;
►	Monitoring the establishment, maintenance and evaluation of the disclosure controls and procedures required by the SEC;
►	Reviewing programs instituted by the Company’s Internal Audit Department;
►	Reviewing identified risks and the mitigation measures taken by senior management;
►	Reviewing the CLO’s reports relating to litigation and compliance;
►	Overseeing the whistleblower procedures for reporting questionable accounting and audit practices and other matters that may be reported through the whistleblower hotline;
►	Overseeing the integrity of metrics in the Company’s ESG program; and
►	Overseeing cyber-security risks.

	1	The Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert under SEC rules and has accounting or related financial management expertise and is financially literate for purposes of the NYSE corporate governance listing standards. The Board has also determined that each member of the Audit Committee meets the independence standards set forth in the SEC rules and required by the NYSE.

Report of the Audit Committee

The Company’s internal controls and financial reporting are a multi-faceted undertaking, monitored and overseen by the Audit Committee. The Company’s management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and reporting on the Company financial statements’ conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee all of these processes on behalf of the Board. This responsibility includes engaging the independent auditors, pre-approving their annual audit plan and reviewing their annual audit report.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte. The Audit Committee has also reviewed management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and Deloitte’s evaluation of these controls. The Audit Committee further discussed matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Deloitte has provided to the Audit Committee the written disclosures and the letter required by the PCAOB and has discussed with the Audit Committee its independence from the Company and Company management. Finally, the Audit Committee considered whether Deloitte’s provision of non-audit services to the Company was compatible with maintaining its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 which was filed with the SEC on August 4, 2025.

Robin J. Davenport, Chair	Charles H. Cannon, Jr.	Thomas E. Chorman	Thomas J. Hansen

20  2025 Proxy Statement

CompensationCommittee
2025 Members:
Michael A. Hickey (Chair)	B. Joanne Edwards	Independence:[1]	Meetings held in 2025:
Robin J. Davenport	Jeffrey Edwards	4 out of 4	5

Key Responsibilities

►	Retaining or terminating compensation consultants;
►	Reviewing and approving corporate goals and objectives regarding CEO compensation;
►	Recommending salary structures and compensation plans to the Board;
►	Reviewing and approving performance and operating goals under incentive plans for senior management;
►	Reviewing and approving senior management’s employment agreements, severance agreements and CIC agreements;
►	Recommending changes to non-employee director compensation to the Board;
►	Reviewing management’s Compensation Discussion and Analysis to be included in the Proxy Statement; and
►	Reviewing the results of the say-on-pay resolution and other input received from our shareholders on compensation practices.

[1] The Board has determined that each member of the Compensation Committee meets the independence standards set forth in the SEC rules and required by the NYSE

Under our long-term incentive plans, the Compensation Committee may delegate some decision-making authority regarding awards to the CEO. This authority is limited to granting and approving awards for designated individuals, as long as such individuals are not officers of the Company, as determined by the Board, or directly report to the CEO. Currently, the Compensation Committee has delegated authority to Mr. Dunbar to grant such awards subject to a pool limit authorized by the Committee. The Compensation Committee has not delegated any of its other authority to any individual.

The report of the Compensation Committee can be found onpage 53 at the end of the Compensation Discussion & Analysis.

Nominating&CorporateGovernanceCommittee
2025 Members:
B. Joanne Edwards (Chair)	Jeffrey S. Edwards	Independence:	Meetings held in 2025:
Charles H. Cannon, Jr.	Michael A. Hickey	5 out of 5	4
Thomas E. Chorman

Key Responsibilities

►	Drafting and reviewing the Corporate Governance Charter, Corporate Governance Guidelines and each committee charter;
►	Monitoring all charters’ compliance with laws, rules and regulations and recommending changes as appropriate;
►	Reviewing the Company’s policies and procedures for compliance with the Company’s Code of Conduct and Code of Ethics for Senior Financial Management;
►	Evaluating Board and committee memberships;
►	Selecting and recommending candidates for Board membership;
►	Retaining or terminating search firms to identify candidates for Board membership;
►	Establishing and leading the Board performance review process to measure the effectiveness of the Board, its committees and the individual directors; and
►	Overseeing the Company’s ESG strategy and monitoring the execution.

2025 Proxy Statement 21

Report of the Nominating & Corporate Governance Committee

The duties and responsibilities of the Nominating and Corporate Governance Committee are broad. The N&CG Committee operates pursuant to the Corporate Governance Charter. In fulfilling the responsibilities and duties contained therein, the N&CG Committee actively reviews all Board principles, guidelines and charters. The N&CG Committee also maintains responsibility for overseeing senior management’s compliance with the Code of Conduct and Code of Ethics for Senior Financial Management. The N&CG Committee further identifies and evaluates candidates for Board membership, evaluates Board committee membership and recommends Company employees for election to Company officer roles. The N&CG Committee is also responsible for overseeing the Company’s ESG strategy. Lastly, the N&CG Committee establishes and maintains a Board performance review process and recommends changes to the Board based on the review.

Board Self-Assessment & Skills Matrix

The N&CG Committee has developed and implemented a prescribed self-evaluation process to assess the configuration and enhance the functionality of the Board and each of its committees. This process identifies current Board members’ attributes, expertise and experiences and creates a skills matrix, which is used to identify areas of improvement within Board structure and committee configuration. The self-evaluation is instrumental in evaluating the future needs of the Board in relation to the Company’s strategic goals and identifying the qualifications that a future candidate should have to aid in the achievement of those strategic goals. The matrix is periodically modified to add emerging skills based on dynamics in the environment. For FY 2025, skills regarding AI and cybersecurity were added for evaluation. The matrix shown below details the skills that are evaluated and a description of those skills. All Board members and nominees have "some experience" (scoring at least a “1” out of 3) in a particular skill. The darker shade denotes how many members and nominees scored a “3”, while the lighter shade denotes how many members scored a “2” and light gray denotes how many members scored a “1”.

Public Company Senior Leadership		Industry & Market Knowledge

	Provides the corporation with unique insights on developing talent, a productive work culture, and strategy in solving problems in large, complex organizations		Provides relevant understanding of our business, strategy, and marketplace dynamics

8 out of 8		8 out of 8

Public Company Governance		Manufacturing & Operations

	Ensures compliance with laws and regulations and delivers quality improvement and business performance		Ensures the corporation functions at the highest level of efficiency possible and ensures optimal processes are used in creation of our products

8 out of 8		8 out of 8

International Business		Financial & Capital Allocation

	Cultivates and sustains business and government relationships internationally and provides oversight of our multinational operations		Oversees accurate financial reporting, informed decision making on value-adding initiative, and robust auditing

8 out of 8		8 out of 8

Business Strategy		Innovation & Technology

	Develops and oversees the embedding of a strong customer focused culture in large complex organizations and a demonstrable commitment to achieving customer outcomes		Furthers our commitment to having a culture that encourages innovative ideas that are translated into development of new and advanced technologies

8 out of 8		8 out of 8

Mergers & Acquisitions		ESG & Risk Management

	Strategically pursuing complementary acquisitions and joint ventures that enhance our customer base, geographic penetration, scale and technology		Risk management frameworks and controls that set risk appetites, identify and provide oversight of key business risk (financial and non-financial) and emerging risks

8 out of 8		8 out of 8

22  2025 Proxy Statement

Identifying and Evaluating Candidates for Board Membership

The N&CG Committee is responsible for recommending candidates for Board membership when the N&CG Committee has identified a need to add new members or when there is a vacancy. Rather than establishing minimum qualifications, the N&CG Committee strives to find candidates whose skills complement the needs presented by the global, multi-sector, engineered manufacturing operations of the Company and whose skills include analytical financial expertise and strategic planning. Candidates must also possess characteristics, such as integrity and sound judgment, that would enable the Board to function cohesively and effectively. The N&CG Committee also evaluates whether a particular candidate has the capacity and desire to make a significant time commitment to serving on the Board. Finally, the Committee focuses on prioritizing the identification of candidates with gender, ethnic and racial diversity who will lend nuanced perspectives to Board discussions.

To identify such candidates, the N&CG Committee has the authority to retain a third-party search firm and to consider suggestions from directors, shareholders and management. The N&CG Committee ensures that the pool of candidates reflects a range of professional experience and expertise as well as diversity of gender, race and ethnicity by instructing the search firm to seek out and present diverse candidates who may expand the perspectives of the Board. The N&CG Committee views diversity expansively and considers depth and breadth of relevant business experience, leadership performance and strategic acumen alongside other immutable characteristics that a candidate may possess.

The N&CG Committee reviews and evaluates each candidate by taking into account all available information concerning the candidate. All candidates, whether identified by a third-party search firm, the directors, management or shareholders, are evaluated based on the same criteria. The candidates must also fit within the existing composition of the Board to be recommended to the Board as a prospective nominee.

Shareholders may submit recommendations for future candidates by notifying the N&CG Committee, in writing, and shareholders may submit direct nominations for inclusion in the Company’s Proxy Statement using the processes described under “How Can I Submit a Shareholder Proposal or Director Nomination?” on page 69. Please attach any appropriate supporting materials.

B. Joanne Edwards, Chair	Charles H. Cannon, Jr.	Thomas E. Chorman	Jeffrey S. Edwards	Michael A. Hickey

Innovation&TechnologyCommittee
2025 Members:
Thomas E. Chorman	Michael A. Hickey	Independence:	Meetings held in 2025:
(Chair)		2 out of 2	4

Key Responsibilities

►	Reviewing, advising and providing oversight on the strategic plan for technology and innovation, as well as the Company’s growth processes;
►	Liaising with senior management regarding significant growth opportunities;
►	Evaluating the risks and opportunities associated with proposed material investments in innovation and technology;
►	Assessing the impact of significant innovation and new technology projects on business, growth prospects and strategy;
►	Advising, monitoring, assessing and making recommendations on technology partnerships, joint ventures and collaborations; and
►	Advising and making recommendations regarding potential M&A transactions that center around key innovations, opportunities or gaps in the technology portfolio.

2025 Proxy Statement 23

Strategy and Risk Oversight

The key responsibilities of the Board, as a whole, include oversight of business strategy; oversight of risk management; oversight of ESG strategy and initiatives; oversight of cybersecurity; oversight of human capital management; and oversight of compliance.

Oversight of Strategy

Oversight of the Company’s business strategy and strategic planning is a key responsibility of the Board. The Board believes that overseeing and monitoring strategy is a continuous process - one that involves constant assessment to ensure that Company performance in the short and long term are consistent with creating and maximizing shareholder value. The Company’s management, on the other hand, is tasked with executing the business strategy. The Board receives regular updates and actively engages with senior management to monitor execution of the business strategy.

Oversight of Business Risks

The CEO and other members of senior management are primarily responsible for managing the risks the Company faces. The Board’s responsibility regarding risk management is to oversee the Company’s risk management policies and procedures and provide guidance on the overall effectiveness of these policies and procedures. To fulfill this responsibility, the Audit Committee receives reports, on a quarterly basis, regarding the risks that have been identified and the measures that are being taken. Additionally, the Audit Committee receives reports on a regularly scheduled quarterly basis, presented by our Corporate Governance Officer and our Chief Legal Officer regarding material litigation, legal loss contingencies and calls received on our whistleblower hotline. The Board is regularly informed through the Audit Committee’s reports and through direct communications from senior management.

The Board and each committee’s risk oversight roles, as provided in their respective charters, are evaluated on a period basis to determine whether the risk oversight responsibilities are being discharged effectively. With the addition of the Innovation & Technology Committee at the beginning of FY 2023, that committee assumed responsibility for overseeing risks associated with investments in new technology and innovation. With this enhancement, the Board believes that the allocation of risk oversight among its committees remains appropriate and enables the Board to discharge its risk oversight responsibilities effectively. For a description of risk factors facing the Company, see the Annual Report on Form 10-K, filed on August 4, 2025, under the Part I Section entitled “Item IA. Risk Factors.”

Enterprise Risk Management Program

Our Enterprise Risk Management process is a cooperative process involving the legal, internal audit, IT and risk management departments, along with the CFO and other members of senior management. In addition, analysis and discussion of the key risks associated with each business is embedded as part of the quarterly business review for each such business. Identified risks are assessed and categorized in order to put in place appropriate mitigation plans. These risk assessments and mitigation plans are presented annually to the full Board for review and discussion.

24  2025 Proxy Statement

ESG Strategy & Risks

We have formalized responsibility for oversight of our ESG program with two of our Board committees. Our Board’s N&CG Committee maintains responsibility for oversight of our ESG strategy, while the Audit Committee is responsible for oversight of the integrity of those ESG related metrics that we publicly disclose. Both of these committees provide pertinent updates to the full Board.

A management-level ESG Council has responsibility for implementing the Company’s ESG strategy and reporting on its effectiveness and accomplishments. The ESG Council is now chaired by a senior executive who reports to the CEO and who has ESG as one of his primary focal points.

The ESG Council Chair provides an update to the N&CG Committee at each of its regularly scheduled meetings, while the Company’s internal audit function reports to the Audit Committee on processes for auditing the integrity of ESG disclosures.

The information contained herein outlines our approach to ESG and also highlights some of the key facets of our ESG programs. Additional information can also be found on our website at www.standex.com, by clicking on “Sustainability.”

Responsible Business Practices

We conduct our business fairly and ethically and in a manner consistent with all applicable legal and industry code requirements. Strict compliance, high standards of ethical conduct and a strong values-based corporate culture define how we operate in our work environment, business practices and relationships with external stakeholders.

Human Rights

Standex is committed to high standards of integrity, ethics and sustainability throughout our operations and supply chain. We support human rights, labor rights and anti-slavery in our own operations and within our supply chain. We are committed to respecting all internationally recognized human rights standards, including the rights and principles set out in the UN Universal Declaration of Human Rights and the ILO Declaration on Fundamental Principles and Rights at Work. Our Supplier Code of Conduct explicitly requires all suppliers who currently do business with us, or seek to do business with us, to not engage in any activities that violate human rights or labor rights.

Our Human Rights Policy and Supplier Code of Conduct can be found at: ir.standex.com/policies.

Anti-Corruption

Standex conducts business honestly, fairly, and ethically, in a manner that is free from corruption and consistent with all applicable legal and industry standards. We do not engage in or tolerate bribery or corruption of any kind. We have not had any confirmed incidents of bribery or corruption, nor have we been faced with any legal proceedings or inquiries related to antitrust or monopolistic behavior.

We require our employees, suppliers and other business partners to comply with all applicable anti-bribery and anti-corruption laws through our Code of Conduct, Supplier Code of Conduct and our Gifts & Gratuities Policy. These policies, together with other compliance policies, are communicated and available to our employees, suppliers and other business partners, and we regularly seek acknowledgment thereof.

We also employ mandatory annual compliance training on these topics to ensure our employees are aware of prohibited practices and the legal requirements. The Audit Committee is responsible for overseeing ethics and compliance matters, while the program itself is administered by our Corporate Compliance Counsel in conjunction with our Chief Legal Officer and executive management.

Political Activities & Lobbying

Our Code of Conduct prohibits the use of company funds, assets, property or personnel to contribute to or support political campaigns. Standex, as a company, generally does not engage in any political lobbying. Standex is, however, a member of the various organizations, such as the National Association of Manufacturers, which does periodically lobby in the interests of its members as a whole.

Community Outreach

Standex CARES is the Company’s community partnership program, which provides our employees the opportunity for service leadership and engagement. CARES stands for Connect, Act, Reach, Engage and Serve. In our vision statement, we commit to “encourage a culture of giving that is a way of life at Standex, extending beyond the walls of our facilities through engagement in our communities and dedicated partnerships that reflect the spirit of our employees.” We execute this vision through our mission statement, in which we “pledge to support local programs that benefit our communities through the four key areas of education, workforce readiness, humanitarian relief, and community engagement to improve the lives of people in our communities.”

2025 Proxy Statement 25

Environment, Sustainability & Climate

Standex recognizes that effective long-term management of a global industrial manufacturing company requires a balance of environmental impacts and business activities. We strive to achieve this balance by acting in accordance with established guidelines that will enable us to contribute to creating a sustainable, environmentally conscious society.

We are continuing our journey to improve recycling, increase energy efficiency, reduce waste and enhance processes. We actively seek and use alternatives to critical mineral raw materials that are mined, and we continuously monitor our supply chain to ensure transparent and ethical sourcing that avoids impacts that lead to negative effects on nature and ultimately on the climate.

In FY 2022, we began measuring, on a global basis, the following metrics in order to set a baseline against which improvement can be measured:

►	Total Energy Usage
►	Energy Usage by Type (Electricity; Natural Gas; LPG; Heating Oil)
►	Solid waste generation
►	Fleet Fuel Usage
►	Water / Wastewater Usage
►	Total Waste Generation

In FY 2023, we set reduction targets for the foregoing metrics to improve our climate impact.

In FY 2024, as part of our program to reduce emissions and raw materials consumption, we began implementing a more robust process for measuring and tracking progress.

In FY 2025, we completed a Materiality Assessment to identify, refine, and assess potential environmental, social and governance issues that could affect our business and stakeholders. We further implemented a more robust process for auditing and ensuring the accuracy of the metrics we track and report.

To the best of our knowledge, we are presently in substantial compliance with all existing applicable environmental laws and regulations, and we do not anticipate any instances of non-compliance that would have a material effect on our future capital expenditures, earnings or competitive position.

Three of our plants are ISO 14001 certified and one is undergoing the certification process with an expected completion date of January 2026.

For more information, please see: standex.com/environment/.

Climate - Emissions

We believe that focused and sustained action is required to address climate change and its implications. We recognize that climate change poses risks to businesses, industries, and broader society. As part of our commitment to operate sustainably, we are taking steps to understand and respond to climate-related risks and opportunities.

Given the locations of our main facilities, we are currently not exposed to extreme heat scenarios or wildfires. We also have relatively low water stress risks at our manufacturing sites.

All of our divisions that use chemicals in their operations have specific protocols and procedures in place to manage, store and discharge such chemicals, consistent with applicable laws and industry practices. We have not experienced any incidents involving hazardous waste in the last 5 years.

We have embedded climate change risks into our Enterprise Risk Management process, and have incorporated both risks and opportunities into our business strategy planning process across all of our divisions.

We have completed a global analysis of our Scope 1 & 2 greenhouse gas emissions (“GHG”) for the past four fiscal years and have disclosed those emissions on our website.

Beginning in FY2025, we adopted IsoMetrix Lumina™, a software solution to support compliance with regulations and provide consistent processes for the collection, calculation, reporting, and auditing of our emissions data, as well as to streamline our internal practices.

We continue to work toward the adoption of science based GHG reduction targets for our Scope I & II GHG Emissions

We are mindful that the transition to a low carbon global economy will require deep collaboration across many levels. We have a cross-functional council that continues to refine and expand our disclosures to ensure an accurate reflection of our company, its long-term prospects, and risks.

We will continue to invest in the research and development of energy-efficient products that support our customers in complying with existing and future climate policies and regulations, while helping to minimize our collective impact on the environment.

26     2025 Proxy Statement

Clean Tech

At Standex, we recognize that sustainable innovation is not only a responsibility but a catalyst for long-term value creation. Clean Tech plays a leading role in our growth strategy, guiding strategic investment decisions across our diversified business segments. We are actively advancing capabilities in high-performance components that support the transition to electric vehicles (EVs), energy-efficient systems, and next-generation smart grid technologies.

From precision-engineered components for EV charging infrastructure to custom magnetics and thermal management solutions enabling renewable energy systems, our portfolio is increasingly aligned with the demands of a low-carbon economy. Our recent acquisition of the Amran/Narayan Group, which is a world leader in the manufacturing of instrument transformers for the grid, has strengthened our global strategy.

Through ongoing R&D and strategic partnerships, we are positioning ourselves as an essential enabler of cleaner, smarter industrial solutions. This focus on Clean Tech not only supports our customers’ sustainability goals but also drives innovation, differentiation, and long-term competitiveness for Standex.

Responsible Sourcing

Standex is committed to high standards of integrity, ethics, and sustainability throughout our supply chain. To this end, we have been evolving a robust responsible sourcing initiative. The critical components to this initiative include our Supplier Code of Conduct, our Conflict Minerals Program, and the work of our Responsible Sourcing Council. We are not reporting any country or sector specific risks identified in our supply chain like conflict minerals or forced labor zones.

Cybersecurity & Data Privacy

Cybersecurity

Protecting our digital assets and the security of our information systems is a top priority for us. Historically, the nature and scope of our IT applications and systems was almost as diverse as the array of companies that comprised the Standex portfolio. With our transformation into a more focused, high performance operating company over the past several years, we have been rationalizing and standardizing our approach to IT. As a critical component of this effort, we have improved and continue to enhance our IT security controls and protocols.

While management has oversight of cybersecurity execution, the Board and the Audit Committee regularly oversee the general cybersecurity strategy and the efficacy of IT controls. Our Chief Information Officer, together with our Director IT Security, has responsibility for ensuring the effectiveness of access and security controls, the deployment and use of effective security tools, applications and policies and the training of all employees on applicable IT policies and procedures. The Chief Information Officer presents, on a quarterly basis, to the Audit Committee on the status of and plans for IT  and IT security. For more detail on our Cybersecurity risk management and strategy, as well as our Cybersecurity governance and oversight processes, please see Item 1C. Cybersecurity of our Annual Report on Form 10-K filed on August 4, 2025.

Over the last three completed fiscal years (FY 2023 - FY 2025), the Company has experienced 15 information security incidents. All information security incidents were investigated, corrective action was taken to mitigate the impacts of the incidents and countermeasures were put in place to mitigate reoccurrence. Total fees expended, as a percentage of revenue, on an annual basis, on these incidents was less that 0.05%. Furthermore, we have not incurred any penalties or made any settlements in relation to these incidents. The Company has not experienced any third-party information security breaches relative to the Company’s information. The Company also maintains cybersecurity risk insurance in such amounts and coverage as the Company deems appropriate.

Data Privacy

We value the right to privacy of our employees, customers and business partners. We are committed to protecting the information we receive by collecting, processing, storing, transmitting and using the data in a lawful manner, consistent with legitimate business reasons. Our employees undergo continuous training on data privacy. Business risks and opportunities related to data privacy and cybersecurity are evaluated annually as part of our Enterprise Risk Management process.

2025 Proxy Statement 27

Human Capital Management

Culture & Employee Engagement

At Standex, we continue to build and sustain a culture grounded in mutual respect, inclusion, trust, and transparency. We strive to create an environment where employees feel seen, supported, and empowered—not only for the roles they play, but for the unique perspectives, skills, and experiences they bring to the table. A strong culture is the foundation for how we engage with our people, customers, shareholders, and the communities where we live and work.

Each year, Standex partners with a third party to conduct a global culture survey for all employees. The survey provides a critical feedback loop that informs culture action plans across Corporate, Business Segments, and individual sites. It helps us attract and retain talent, support career development, strengthen operational alignment, and foster a culture of continuous improvement and inclusion.

In FY25, we invited all 4,797 employees to participate in the survey, translated into 17 languages. We achieved an 84% response rate and collected thousands of open-ended comments that offered valuable insights.

Results showed engagement remains steady at 74%, with improvements in teamwork and transparency. However, employees highlighted opportunities in training, career growth, and manager communication. As in years past, results were reviewed by our Board of Directors, shared with employees on our global webcast and our internal communications platform, Standex Exchange. Segment-level insights were cascaded locally and discussed in team meetings.

We continue to act on employee feedback through two complementary tracks:

►	A centralized track led by Corporate Officers and Business Segment Presidents, aligning culture actions with FY25 strategic goals
►	A local track where each segment and site created tailored plans addressing their unique challenges

All action plans are reviewed as part of our quarterly business review cycle to ensure accountability and progress.

Succession Planning & Talent Development

Succession planning and leadership development remain Board-level priorities. Our Board conducts annual reviews of executive succession plans and monitors talent initiatives throughout the year.

Our talent strategy emphasizes attracting and retaining top performers, recognizing team and individual contributions, and investing in development at every level. Learning and leadership are cornerstones of our culture.

In FY25, 47 additional leaders across all segments completed our expanded management development training. The “LEAP” program continues to provide structure around goal setting, feedback, performance reviews, and individual growth plans. As part of our leadership competencies, we have embedded a focus on employee wellbeing, ensuring leaders are equipped to support the holistic needs of their teams.

Employees are increasingly seeking personalized growth opportunities, and we remain committed to supporting development across every stage of the employee lifecycle.

People, Belonging & Inclusion

At Standex, inclusion is a principle. We are a people-first company, and we strive to cultivate a workplace where all individuals feel respected, valued, and empowered to thrive. We embrace the differences that make us stronger, and we believe our collective perspectives fuel innovation and progress.

Our Inclusion Advisory Council (IAC) continues to serve as a strategic partner to senior leadership, identifying ways to foster belonging and build a listening culture. The Council includes employees from every segment, geography, and function—from production to finance to HR.

We expanded our Women and Leadership Employee Resource Group (ERG), which now includes over 50 members and allies. In FY25, we continued to promote employee-led ERGs to create space for connection, allyship, and shared purpose. We also uphold a zero-tolerance approach to discrimination and harassment, supported by clear policies, regular training, and access to an anonymous external reporting hotline.

28  2025 Proxy Statement

Employee Wellbeing

We recognize that employee wellbeing goes beyond physical health—it includes mental, emotional, and financial wellness. Our global wellbeing programs reflect this holistic approach and include an Employee Assistance Program, smoking cessation resources, biometric screenings, health coaching, and more.

In FY25, we expanded support for flexible work arrangements where feasible and began incorporating wellbeing prompts into manager toolkits. Wellbeing is also reinforced through monthly education and training sessions with our global HR community, ensuring consistent knowledge-sharing and resources across geographies. These efforts further embed wellbeing into our leadership competencies and our culture of care.

Employee Communication

Communication is at the heart of building a unified, high-performing culture. In FY25, our internal platform, Standex Exchange, continued to drive engagement and two-way dialogue—now up 8% since launch. Our communications strategy evolved alongside our new brand identity and refreshed tagline, Progress Starts Here, which debuted across internal and external channels this year.

We also launched our new Brand Center—an intuitive hub of branded resources, templates, and guides—to empower employees to communicate with consistency and clarity.

Looking ahead, we’re exploring how AI can support communication efforts through content generation, personalization, and insights analysis, strengthening our ability to engage teams and tell the Standex story.

Safety

Employee safety is a long-standing, top priority for Standex. We believe our employees deserve to work in an environment that is healthy, safe and secure. Responsibility and accountability reside with each employee and foster a spirit of community co- dependence. We are focused on a safe, hazard-free workplace. Our Safety Council conducts monthly calls with our CEO and business leaders to review, track, and analyze leading indicators, review incident investigations and identify ways to work more safely.

We achieved our best safety performance to date in FY25; our global TRIR (Number of recordable injuries x 200.000) / Total hours worked) on a rolling 12-month basis, has consistently been reduced from:

►	FY23 = 0.86
►	FY24 = 0.57
►	FY25 = 0.46

Standex TRIR is significantly below the limit for “world-class” companies at 0.7, which is the target for companies striving for excellence in safety.

Achieving a low TRIR requires a strong safety culture, proactive risk assessments, and robust safety programs focused on preventing incidents from happening in the first place. Monthly safety training sessions are held at each plant, focusing on the findings from risk assessments and near misses, as well as in compliance with current local regulations. Our employees are all fully committed to setting more challenging standards with a focus on Zero Harm. To assist this effort, we recently constituted a Health & Safety Council to standardize procedures for hazard identification and risk assessment.

One of our plants is ISO 45000 certified and a second one anticipates receiving its certification in January 2026. In China, three plants are Level 2 and 3 of China Work Safety Standardization.

2025 Proxy Statement 29

Other Risk and Governance Matters

Compliance

We view compliance with applicable laws and regulations as a foundational minimum for ethical business practices. The Board oversees our compliance policies and procedures to ensure the effective performance of management’s duties. Having our Code of Conduct apply to all employees globally, as well as the Board, sends the message that we are all committed to doing the right thing. Our specific compliance policies detail the ethical framework found in the Code of Conduct. Together, these compliance efforts assure that we act effectively and efficiently in the best interests of shareholders. In addition, during FY 2025, we hired a dedicated Corporate Compliance Counsel with responsibility for further improving our compliance policies and procedures, enhancing our compliance training initiatives, and investigating any alleged violations of these policies.

Code of Conduct and Code of Ethics for Senior Financial Management

Management has the primary responsibility for creating, maintaining and administering programs to ensure employees’ compliance with the Code of Conduct and the Code of Ethics for Senior Financial Management, (the “Codes”), both of which are available by going to ir.standex.com, clicking on “Governance,” and then clicking on “Policies.” The N&CG Committee routinely receives updates from the Corporate Governance Officer on the existing programs and any proposed programs. On an annual basis, employees are presented with a copy of the Code of Conduct and must affirm their compliance with it.

The Company also utilizes an online interactive compliance training program to educate employees on the Codes as well as other regulatory and workplace compliance topics. Employees are assigned training modules on a regular basis to promote ongoing awareness of ethics issues. The Company divisions routinely customize the modules to address ethics issues specific to their organizations. In addition, the Corporate Compliance Counsel provides live and virtual training on key topics to designated employees based on their job functions.

The N&CG Committee is also responsible for evaluating and approving requests for waivers of the Codes. Any request must be submitted, in writing, to the Chair of the N&CG Committee, who then reports the submission to the whole N&CG Committee. The N&CG Committee then provides their recommendation on the request to the Board. Any waivers granted to executive officers are disclosed to shareholders as soon as practicable via the Company’s website. No waivers have been granted during FY 2025 or during any prior period.

Additionally, a third-party global, multi-language hotline is available 24/7 at every Company location worldwide, for anonymous reporting of financial, accounting, auditing or other employee concerns. This communication tool is a beneficial outlet for employees to express concerns.

Conflicts of Interest

The Code of Conduct requires that all directors, executive officers and employees avoid engaging in any activity that might create a conflict of interest. All individuals are required to report any proposed transaction that might reasonably be perceived as creating a conflict of interest to their supervisor and/or the CLO. During the past fiscal year and for all prior periods, there have not been any reports of such transactions.

Related Party Transactions

The Board has adopted a written policy for the review of certain related party transactions between any director, director nominee, executive officer, beneficial owner of more than 5% of any class of the Company’s securities, or any immediate family member of any of the foregoing (any of the foregoing being a “Related Party”) and the Company. For purposes of the policy, a “related party transaction” is any transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (b) the Company or any subsidiary is a participant; and (c) any Related Party has or will have a direct or indirect material interest.

This policy is administered by the Audit Committee, which will only approve a related party transaction if it is, in its judgment, not inconsistent with the best interests of the Company and its shareholders. The Audit Committee may, in its sole discretion, impose such terms and conditions as it deems appropriate in connection with its approval. No director may participate in the discussion or approval of a transaction in which that director, or their immediate family member, has a direct or indirect interest.

When a related party transaction is ongoing and has been approved by the Audit Committee, the Audit Committee will annually review the transaction and determine if it is in the best interests of the Company and its shareholders to continue, modify or terminate such transaction.

Since July 1, 2024, there has not been, nor is there currently proposed, any related party transaction.

30  2025 Proxy Statement

Anti-Hedging and Anti-Pledging Policies

The Company’s anti-hedging and anti-pledging policy prohibits any officer, director or key employee from engaging in the following transactions involving the Company’s securities:

►	short-term trading, defined as selling Standex stock within six months of purchasing Standex stock on the open market;
►	short sales;
►	buying or selling put or call options, or other derivative securities;
►	hedging transactions, such as zero-cost collars and forward sale contracts;
►	holding Standex stock in a margin account; or
►	pledging Standex stock as collateral.

For information regarding our Named Executive Officers’ compliance with such policies, refer to “Policy Concerning Transactions Involving Company Securities (Anti-Hedging Policy & Anti-Pledging Policy)” on page 50 of the Compensation Discussion and Analysis.

Shareholder Engagement

The Board has established a process to facilitate communication by shareholders and other interested parties with directors. Communications can be addressed to directors by emailing boardofdirectors@standex.com, or by writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Governance Officer

Communications with the Board are distributed by the Corporate Governance Officer. At the direction of the Board, all mail received may be opened and screened for security purposes. The Corporate Governance Officer uses his or her discretion in determining whether to forward communications to the Board. Communications that are unrelated to the duties and responsibilities of the Board will not be distributed. Such items include, but are not limited to:

►	spam
►	junk mail and mass mailings
►	product complaints or inquiries
►	new product suggestions
►	resumes and other forms of job inquiries
►	surveys
►	business solicitations or advertisements

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

View The Company’s Governance Materials

You can view the Company’s governance materials, including the Certificate of Incorporation, By-Laws, Corporate Governance Guidelines and Board committee charters on the Company’s website, ir.standex.com, by clicking on “Governance” and then selecting the specific Company material. Instructions on how to obtain copies of these materials are included on page 70.

2025 Proxy Statement 31

Director Compensation

The compensation elements and amounts are established by the Board after a review of data prepared by the Compensation Committee’s independent compensation consultant. The data and report show competitive director compensation levels for peer companies and the Company’s peer group. More information about the Compensation Committee’s independent consultant report and the methods for determining competitive compensation can be found under “Basis for Determining Executive Compensation” on page 51.

In FY 2024, the Compensation Committee undertook a review of the compensation paid to our non-employee directors relative to the Company’s peer group, consistent with the Committee’s typical review of director compensation every two years. The Compensation Committee did not make any changes in FY 2025.

Director Compensation Elements The FY 2025 compensation elements are shown in the adjacent table.	FY 2025 Non-Employee Director Compensation

Directors may choose to defer up to 100% of their annual cash retainer into the MSPP, which is described in detail under “Management Stock Purchase Plan” on page 43. The equity portion of non-employee director compensation was granted in the form of shares of restricted stock having a $130,000 fair market value at the time of grant, which was established using the closing price of the Company’s stock on the date of the annual meeting. These shares of restricted stock vest 3 years after the grant date, are considered beneficially owned by the director and accrue dividend equivalents, which are paid upon vesting. Upon the retirement of a director or a change in control of the Company, all unvested shares of restricted stock are subject to acceleration and immediate vesting.

Directors do not receive fees for attending Board or committee meetings. Directors also do not receive benefits under Standex retirement plans or any perquisites.

Under the Company’s Corporate Governance Guidelines, all non- employee directors are expected to accumulate shares of Company stock with a value of at least five times the value of their annual cash retainer. Until a director has the requisite number of shares, they are required to retain at least 50% of the share units they are awarded. As of June 30, 2025, all non-employee directors were in compliance with this requirement. Additionally, the Company has a policy concerning transactions involving Company securities. The policy is explained under “Anti-Hedging and Anti-Pledging Policies” on page 31. None of the directors have engaged in any of the prohibited transactions during FY 2025 or any prior periods.

	Compensation Element	Value
Board Membership
	Annual Cash Retainer	$ 70,000
	Annual Equity Stock Grant	$ 130,000
Committee Chair Fees
	Audit Chair	$ 20,000
	Compensation Chair	$ 15,000
	N&CG Chair	$ 10,000
	I&T Chair	$ 15,000
Committee Non-Chair Fees
	Audit Non-Chair	$ 10,000
	Compensation Non-Chair	$ 7,500
	N&CG Non-Chair	$ 5,000
	I&T Non-Chair	$ 7,500
	Lead Independent Director	$ 25,000

Highlights of Director Compensation Program

►	Emphasis on equity: ties the majority of director compensation to shareholder interests through stock grants.
►	Long term focus: equity grants vest after three years incentivizing directors to focus on the long-term.
►	Market competitive: adjustments to director compensation are based on peer group median levels and the work required of directors serving a diverse company such as ours.
►	Anti-hedging and anti-pledging: includes features that prohibit certain transactions involving our Company’s stock.
►

Stock ownership requirements: all directors must maintain equity ownership levels of at least five times the annual cash retainer and are required to retain at least 50% of the stock they are awarded until they reach the requisite number of shares.

32  2025 Proxy Statement

Director Compensation Table

The following table sets forth certain information with respect to our non-employee director compensation for FY 2025. Compensation information for Mr. Dunbar is detailed in the Compensation Discussion & Analysis and Compensation Tables sections of this Proxy Statement. Mr. Dunbar did not receive any compensation solely for his service as a director.

	Fees Earned or	Stock Awards	All Other
Name	Paid in Cash ($) [1]	($) [2]	Compensation ($) [3]	Total ($)
Charles H. Cannon, Jr.	85,000	130,000	3,756	218,756
Thomas E. Chorman	97,500	130,000	3,756	231,256
Robin J. Davenport	80,000	156,335	3,756	240,091
B. Joanne Edwards	63,000	166,869	4,919	234,788
Jeffrey S. Edwards	82,500	130,000	3,756	216,256
Thomas J. Hansen	22,500	235,340	7,083	264,923
Michael A. Hickey	113,750	130,000	3,756	247,506
Andy L. Nemeth	11,667	-	-	11,667

1

This column includes the annual cash retainer and fees earned for serving as Lead Independent Director, Chair or member of any committee, less the portion of the annual cash retainer that the director elected to defer pursuant to the MSPP.

2

This column includes the aggregate grant date fair value of the annual equity stock grant and the RSUs granted under a director’s deferment election under the MSPP. The annual equity stock grants were made on October 24, 2024, valued at $177.55 per share, the closing price of our common stock on the grant date. The MSPP RSU grants were certified on August 12, 2025 and granted on August 22, 2025, valued at $120.86 per share, the closing price of our common stock on June 30, 2025 discounted by 25% under the terms of the MSPP. Totals have been calculated in accordance with FASB ASC 718.

3

This column consists of dividend equivalents paid in FY 2025 that had accrued during the 3-year vesting period for the director’s previous stock awards.

As of June 30, 2025, the aggregate number of unvested shares or share units held by each director was as follows:

Name	Unvested Stock (#)	Name	Unvested Stock (#)
Charles H. Cannon, Jr.	2,935	Thomas E. Chorman	3,370
Robin J. Davenport	2,935	B. Joanne Edwards	3,474
Jeffrey S. Edwards	2,935	Thomas J. Hansen	5,286
Michael A. Hickey	2,935	Andy L. Nemeth	-

Director Independence

Under our Corporate Governance Guidelines, the Board requires that at least a majority of directors either meet or exceed the independence requirements of the NYSE. These rules provide that, in order to be considered independent, each director or nominee does not have a material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Furthermore, directors and nominees cannot have any prohibited relationships, such as certain employment relationships, with the Company, its independent auditors or another organization that has an affiliated relationship with the Company.

The Board undertakes an annual evaluation of director independence. At its meeting on July 24, 2025, the Board affirmatively determined that each member of the Board and each nominee, (other than David Dunbar, the Company’s President and CEO), meets the independence standards. In addition, all members of the Audit Committee satisfy the enhanced independence criteria required for members of audit committees, and all members of the Compensation Committee satisfy the enhanced independence criteria required for members of compensation committees.

2025 Proxy Statement 33

Share Ownership

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Standex directors, executive officers and other persons who beneficially own more than 10% of our common stock, to file reports with the SEC regarding their initial stock ownership and any changes in their stock ownership.

Based solely on a review of the reports filed for FY 2025 and related written representations, we believe that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).

Director & Management Stock Ownership

The following table shows, as of July 31, 2025, the number of shares of our common stock beneficially owned by each of our current directors, director nominees and Named Executive Officers and all directors and executive officers as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned [1]	Percent of Outstanding Shares
Max Arets	1,440	*
Annemarie Bell	8,989	*
Charles H. Cannon, Jr. [2]	16,687	*
Thomas E. Chorman	13,590	*
Robin J. Davenport	4,053	*
David Dunbar [3]	158,704	1.32%
B. Joanne Edwards	5,646	*
Jeffrey S. Edwards	13,785	*
Alan Glass	25,093	*
Thomas J. Hansen	12,538	*
Michael A. Hickey	12,266	*
Andy L. Nemeth	2,500	*
Ademir Sarcevic	17,234	*
All Directors & Executive Officers [4]	304,353	2.52%

*	Less than 1% of outstanding common stock

1

“Beneficially Owned” means having the sole or shared power to vote, and/or the sole or shared power to invest the shares of common stock. The column contains stock which is, as of July 31, 2025, beneficially owned by the director or executive. The column also includes shares of restricted stock units and performance share units that will be converted to common stock within 60 days: Arets (176), Bell (892), Dunbar (21,729), Glass (3,787), Sarcevic (2,864), B. Joanne Edwards (387), Hansen (1,107) and all other directors and executive officers (1,131).

2	Mr. Cannon has 13,751 shares held in a trust, of which he is the trustee, for the benefit of Mr. Cannon’s children.

3	Mr. Dunbar has 131,576 shares held in trusts, of which he is the trustee, for the benefit of his immediate family members.

4	This total includes shares beneficially owned by five additional corporate executive officers that are not NEOs.

34  2025 Proxy Statement

Stock Ownership of Certain Beneficial Owners

Based on the most recent Schedule 13G and Schedule 13F filings, the following table sets forth information about the number of shares of our common stock held by persons we know to be the beneficial owners, as determined in accordance with Rule 13d-3 of the Exchange Act, of more than 5% of the Company’s issued and outstanding common stock.

Name and Address	Common Stock Beneficially Owned [1]	Percent of Outstanding Shares as of the Dates Specified in their Respective Filings
BlackRock Inc. [2] 50 Hudson Yards New York, New York 10001	1,703,144	14.1%
The Vanguard Group [3] 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,394,651	11.56%
Neuberger Berman Group LLC [4] 1290 Avenue of the Americas New York, New York 10104	928,296	7.7%
Wasatch Advisors LP [5] 5505 Wakara Way, 3rd Floor Salt Lake City, Utah 84108	866,830	7.2%
Champlain Investment Partners, LLC [6] 180 Battery Street Burlington, Vermont 05401	603,095	5.0%

1	This column shows shares beneficially owned by the named owner as follows:

	BlackRock	Vanguard	Neuberger	Wasatch	Champlain
Sole voting power	1,680,639	-	-	625,398	388,520
Shared voting power	-	13,334	-	-	-
Sole investment power	1,703,144	-	-	866,830	603,095
Shared investment power	-	-	-	-	-
Undesginated investment and/or voting power	-	1,381,310	928,296	-	-

2	Information on BlackRock is based on a Schedule 13G/A filed by BlackRock on July 18, 2025.

3	Information on Vanguard is based on a Schedule 13F filed by Vanguard on August 11, 2025.

4	Information on Neuberger is based on a Schedule 13F filed by Neuberger for March 31, 2025.

5	Information on Wasatch is based on a Schedule 13G filed by Wasatch on August 13, 2025.

6	Information on Champlain is based on a Schedule 13G filed by Champlain on August 12, 2025.

   2025 Proxy Statement 35

Compensation Discussion & Analysis

The following sections contain our Compensation Discussion and Analysis. This CD&A provides an overview and analysis of our executive compensation program and policies and the material compensation decisions we have made for our chief executive officer, chief financial officer and our other executive officers named in the “Summary Compensation Table” starting on page 54. This group is collectively referred to as our “Named Executive Officers” or “NEOs.” During FY 2025, our NEOs were:

►	David Dunbar, President and Chief Executive Officer (“CEO”);
►	Ademir Sarcevic, Vice President, Chief Financial Officer (“CFO”) and Treasurer;
►	Alan Glass, Vice President, Chief Legal Officer (“CLO”) and Secretary;
►	Annemarie Bell, Vice President, Chief Human Resources Officer (“CHRO”);
►	Max Arets, Vice President, Chief Information Officer (“CIO”).

Business Highlights

Fiscal year 2025 was a turning point for Standex. We are a different company than we were, even a year ago. We’ve been laying the groundwork to become a high performing industrial growth company. Our growth drivers have now reached an inflection point and are beginning to move the needle in a meaningful way.

We continued to invest in new product development and new applications. In the last year, we released 16 new products adding over 2% of incremental sales. Sales into the fast growing markets of electrical grid, data centers, commercialization of space and defense increased throughout the year, and boosted by recent acquisitions, constituted 28% of total sales in the fourth quarter of FY 2025. Together, new product sales and fast growth market presence provide strong momentum as we enter 2026.

During the second quarter of the year, we completed the largest acquisition in the history of the Company, the Amran/Narayan Group, and the performance of that business already is exceeding our expectations. We also added smaller acquisitions to our Engineering Technologies and Scientific Groups which provided those businesses with complementary technologies to drive further growth.

All in, net sales increased by 9.6% to $790.1 million despite a delay in global industrial market recovery, unprecedented delays in automotive platform rollouts, and by federal funding and tariff related concerns affecting the US economy.

We continued improving our operating disciplines, enabling us to react nimbly to changing economic environments. We achieved a gross profit margin of nearly 40% and income from operations of $93.5 million as compared to $101.7 million in FY 2024. After adjusting for the differential in acquisition-related costs ($21.4 million and $2.6 million in FY 2025 and FY 2024, respectively), income from operations reflected an increase of $10.6 million or 10.2%. From a balance sheet perspective, we leveraged our unsecured revolving credit facility to fund acquisitions and briefly touched slightly above a 3.0:1 leverage ratio. We continue to generate solid cash flow and, as a result, by fiscal year end, we had already reduced this ratio to 2.6:1.

As we enter our 2026 fiscal year, our growth engine, operating disciplines, and culture of collaboration and accountability make us more confident than ever in our future.

Checklist of Compensation Practices

In addition to the principles and objectives discussed below, the Compensation Committee strives to design the Company’s compensation program to include what is considered good practices in the industry. Much like our corporate governance practices, we believe that good compensation practices increase shareholder value, strengthen our business and encourage us to manage risk properly. This checklist provides a highlight of our compensation practices:

✓	Executive compensation is tied to performance	X	Our incentive programs do not encourage excessive risk taking
✓	Caps on incentive payouts	X	No hedging or pledging of Company shares
✓	Strategic performance metrics	X	No single-trigger change in control severance benefits
✓	Benchmarks determined based on peers of comparable size, complexity & industry	X	No excise tax gross-up provisions
✓	SEC compliant clawback policy	X	No excessive perquisites
✓	Independent compensation consultant
✓	Stock ownership guidelines
✓	Encourage long-range planning and execution
✓	Compensation Committee is comprised solely of independent directors

36  2025 Proxy Statement

Our Compensation Objectives and Principles

These principles have been established by the Compensation Committee to further the objectives and guide the design and administration of specific plans, agreements and arrangements for our executives, including the Named Executive Officers.

Objectives

►	Align the interests of our executives with the interests of our shareholders
►	Attract, retain and motivate highly qualified executives
►	Pay for performance by rewarding current performance and driving future performance
►	Appropriately manage risk
►	Provide a competitive pay opportunity
►	Promote long-term commitment to the Company via deferred equity awards and share ownership guidelines for our executives

Principles

►	Incentive compensation should be performance-based
►	Incentive compensation should represent the majority of total target compensation
►	Incentive compensation should balance short and long- term performance
►	Incentive compensation should discourage excessive risk- taking
►	Long term incentives should balance stock price appreciation and financial achievements
►	Compensation levels should be competitive
►	Executive compensation should be reviewed annually

Objectives and Principles

Incentive Compensation Should Be Performance-Based

The Compensation Committee believes that a significant portion of the compensation received by executives, including our Named Executive Officers, should be tied to the performance of the Company relative to established financial objectives and to individual strategic metrics. The elements of the executive compensation program embody this principle by linking the annual incentive opportunity and long-term equity grants directly to such performance.

On an annual basis, the Compensation Committee reviews an independent report, provided by the external compensation consultant, on realizable pay for performance to ensure that our executives’ realizable pay is in line with overall Company performance and is also competitive when compared to the Company’s peer group.

Incentive Compensation Should Represent the Majority of Total Target Compensation

The Compensation Committee believes that the majority of an executive’s compensation should be “at risk,” as an incentive to drive the creation of sustainable shareholder value and align the interests of our executives with those of our shareholders. In FY 2025, our Named Executive Officers’ incentive compensation amounted to 64% of their total target compensation, on average. The Committee believes that the CEO’s incentive compensation should be a higher percentage of total compensation given the CEO’s strategic position and responsibility to drive company performance. In FY 2025, the CEO’s incentive compensation was 81% of his total target compensation. The below table presents the percentage of total target compensation that was “at- risk” for each Named Executive Officer.

Name	Percent of FY 2025 Pay “At Risk” (%)
David Dunbar	81.1%
Ademir Sarcevic	71.8%
Alan Glass	60.8%
Annemarie Bell	58.3%
Max Arets	50.0%

2025 Proxy Statement 37

Incentive Compensation Should Balance Short-Term and Long-Term Performance

The Compensation Committee believes that driving sustained shareholder value creation requires that executive incentive compensation be appropriately balanced between short and long-term objectives. In addition, the Compensation Committee believes that such balancing discourages excessive risk taking that otherwise could drive short-term results at the expense of sustained long-term performance. Our executive compensation program promotes this objective by balancing the long-term incentive components in the form of equity-based awards, such as restricted stock awards and contingent performance shares, with short-term annual cash incentive opportunities.

The value of long-term incentive components is tied, in part, to our stock price, thereby aligning executives’ interests with those of shareholders. However, the Compensation Committee recognizes that our share price is an incomplete measure of Company performance in the short term, as other factors may significantly impact stock prices. Accordingly, the annual cash incentive opportunity component of executive compensation emphasizes current or short-term corporate performance and the realization of short-term defined business and financial objectives. The Compensation Committee has determined that the balance between annual cash incentive opportunities and long-term equity incentives encourages our Named Executive Officers to focus on creating short and long-term shareholder value, while fulfilling business objectives and strategic goals.

Long-Term Incentives Should Balance Stock Price Appreciation and Business/Financial-Based Achievements as well as Shareholder Return Relative to Other Industrial Manufacturing Companies

Our FY 2025 long-term incentive awards for NEOs other than the CEO are equally weighted between restricted stock unit awards and contingent performance shares. For our CEO, the FY 2025 mix is 40% weighted towards restricted stock unit awards and 60% weighted towards performance shares. The restricted stock unit awards component will vest on a pro-rata basis over three years. The contingent performance shares vest at the end of a 3-year performance period based on achievement against pre- established financial performance criteria. With respect to FY 2025 PSU awards, ultimate award payouts will be adjusted by a relative TSR measure over the 3-year performance period to reflect performance relative to other industrial companies in the S&P 600 Capital Goods Index. The Compensation Committee has determined that this long-term incentive mix appropriately encourages long-term equity ownership, promotes a balance between stock price appreciation and financial-based achievement, aligns the interests of our Named Executive Officers with shareholders and aids in retention of our Named Executive Officers.

Compensation Levels Should be Competitive

The Compensation Committee reviews market compensation data compiled and prepared by the Compensation Committee’s independent executive compensation consultant to evaluate whether our executive compensation program is market competitive. The Compensation Committee uses this data to benchmark our executives’ base salary, annual incentive opportunities and long-term incentive compensation. Generally, the Compensation Committee then sets target compensation at approximately the market median. However, the Compensation Committee considers other relevant factors in setting each Named Executive Officer’s total target compensation, including the Named Executive Officer’s scope of responsibilities and duties, experience, tenure with the Company, and individual performance as well as competitive market data, Company performance and internal pay equity. As a result, the Compensation Committee may set a Named Executive Officer’s total target compensation or an individual component of total target compensation below or above market median. By taking into account market data and other relevant considerations, the Compensation Committee is able to set each Named Executive Officer’s compensation at an appropriate level that enables us to attract and retain the highly qualified executives necessary to drive long-term enhancement of shareholder value.

The Executive Compensation Program Should be Reviewed Annually

The Compensation Committee believes that it is prudent to review and evaluate the executive compensation program annually in light of evolving market practices, regulatory requirements, the competitive market for executives and our executive compensation philosophy. This process is repeated in a structured manner annually.

38  2025 Proxy Statement

Components of Executive Compensation

Overview

We provide three elements of total direct compensation: base salary, annual incentives and long-term incentives, which are described below. We also provide limited perquisites (see page 48) and standard retirement and benefit plans (see page 47).

	CEO	Average Named Executive Officer	Description
Base Salary			Fixed cash compensation based on the market- competitive value of the skills and knowledge required for each role. Reviewed and adjusted when appropriate to maintain market competitiveness.
Annual Incentive			Designed to reward results in the fiscal year. Annual cash incentives based on: ► Achievement of Company financial metrics ► Individual performance on pre-established strategic goals
Long-Term Incentives

Forward-looking equity awards intended to drive future growth and align the interests of NEOs and shareholders. Grants awarded in the form of restricted stock awards and performance share units. Current performance measures include the following metrics and payouts are subject to a relative TSR modifier:

► ROIC

Base Salary

Base salary is fixed cash compensation. During the first quarter of each fiscal year, the Compensation Committee reviews and establishes the base salaries of Company executives, including the Named Executive Officers. For each Named Executive Officer, the Compensation Committee takes into account a number of factors, including the scope of the executive’s responsibilities and duties, experience, tenure with the Company, and individual performance as well as competitive market data, Company performance and internal pay equity. The Compensation Committee does not assign any relative or specific weights to these factors. Salary levels are reviewed annually and are adjusted when appropriate. Increases in base salary are not automatic or guaranteed in order to promote a performance culture.

Effective October 1st of FYs 2024 and 2025, the base salary of each Named Executive Officer was set as follows:

Name	FY 2025 Base ($)	FY 2024 Base ($)	Increase
David Dunbar	936,436	936,436	-
Ademir Sarcevic	560,000	560,000	-
Alan Glass	418,292	404,147	3.5%
Annemarie Bell	347,553	335,800	3.5%
Max Arets	372,794	360,187	3.5%

2025 Proxy Statement 39

Annual Incentive Opportunity

The Compensation Committee establishes the annual cash incentive opportunity for executives including our Named Executive Officers through a detailed performance planning process called the Balanced Performance Plan (“BPP”). During the BPP process, the Compensation Committee establishes (i) the target incentive amounts; (ii) the respective weight of the financial performance measures and strategic goals; (iii) the Company financial performance goals at “threshold,” “target,” and “superior” levels; and (iv) the strategic goals for each Named Executive Officer. The financial metrics and each strategic goal are reviewed and discussed during the course of two Compensation Committee meetings through the first quarter of each fiscal year before being approved.

2025 Annual Incentive Formula

* These factors are calculated by taking the goal weight and multiplying it by the goal achievement percentage. For example, if the weight of financial goals totals 75%, and the financial achievement percentage is 100%, the financial achievement factor would be 75%; if the weight of financial goals totals 75% and the financial achievement percentage is 200%, the financial achievement factor would be 150%.

Target Incentive Amounts

Each year the Compensation Committee sets the target incentive amount for each Named Executive Officer, expressed as a percentage of the executive’s base salary. The Compensation Committee sets these target incentives based on a number of factors, including the Named Executive Officer’s role and responsibilities, internal pay equity and competitive market data, in consultation with the compensation consultant and in adherence to our stated executive compensation objectives and principles. The target annual incentive opportunity for each Named Executive Officer in FY 2025 was as follows:

Name	Target Annual Incentive (% of Base Salary)	Target Annual Incentive Amount ($)
David Dunbar	105%	983,258
Ademir Sarcevic	75%	420,000
Alan Glass	55%	230,061
Annemarie Bell	55%	191,154
Max Arets	50%	186,397

40  2025 Proxy Statement

Goal Weight within Target Incentive

After establishing a target incentive amount for each executive, the Compensation Committee determines the relative weight of financial performance measures and strategic goals. For FY 2025, the Compensation Committee set the following relative weight of these performance measures for the CEO and the CFO due to their direct impact on immediate results:

►	100% of the annual incentive opportunity would be based on the achievement of financial performance goals.

For all other NEOs, the Compensation Committee set the following relative weight due to these executives’ having an indirect impact on immediate results, but having significant impact on mid-term results through process improvements and system investments:

►	80% of the annual incentive opportunity would be based on the achievement of financial performance goals, and
►	20% of the annual incentive opportunity would be based on individual achievement of strategic goals.

Payout for the achievement of both financial performance and strategic goals can range between 0% and 200%, where performance below threshold levels corresponds to a payout of 0%, while performance at or above superior levels corresponds to a payout of 200%. For example, if the weight of financial goals is 80%, the maximum financial achievement factor would be 160%. Similarly, if the weight of strategic goals is 20%, the maximum strategic achievement factor would be 40%. The combined factors are capped at 200%.

Setting Financial Performance Measures

The Compensation Committee, working with the CEO, evaluates and establishes financial objectives that correlate to the creation of shareholder value, are aligned with the Company’s annual business plan and are appropriate measures for evaluating executive performance. For FY 2025, the Compensation Committee selected the following three financial performance measures: (i) net sales, (ii) adjusted Operating Income and (ii) adjusted EPS. The Compensation Committee selected these performance measures because it believes they are important financial factors in driving organic growth, continued margin expansion and preserving and enhancing shareholder value.

After determining the performance measures, the Compensation Committee sets “threshold,” “target,” and “superior” performance goals, which correspond to annual incentive payouts of 50%, 100% or 200% of the target incentive amount. If actual performance falls between two performance levels, the amount of the incentive payout would be determined through interpolation. However, no payout would be made if actual performance falls below threshold for all measures. The Compensation Committee sets the “threshold” performance levels high enough so that achieving the level is not guaranteed, while setting the “superior” performance level high enough so that achieving it is difficult and represents an outstanding accomplishment. The Compensation Committee may adjust the financial performance targets to reflect the impact of special events, such as acquisitions or divestitures, during a fiscal year. These adjustments are made pursuant to established guidelines and are appropriate in light of long-term growth strategies and business operations.

2025 Proxy Statement 41

Financial Goals & Results for FY 2025

For FY 2025, the financial performance metrics, weights, achieved performance levels and payout percentages were as follows:

Financial Performance Metric	(in thousands) Threshold Target Superior	CEO & CFO Weight	CEO & CFO Weighted Achievement	All Other NEO Weight	All Other NEO Weighted Achievement
Net Sales [1]		40%	23.8%	30%	17.9%
Adjusted Operating Income [2]		30%	21.5%	30%	21.5%
Adjusted EPS [3]		30%	23.3%	20%	15.5%
Financial Goals Weighted Achievement Total			68.5%		54.9%

1

This value, which is less than the Company’s actual reported net sales of $790,107 (in thousands) for FY 2025, excludes the impact of certain acquisitions completed during FY 2025. The threshold, target and superior values, as well as the actual value, were adjusted to include net sales for the Amran/Narayan Group due to the timing and magnitude of that acquisition.

2

Adjusted Operating Income is a non-GAAP measure, which takes Operating Income and excludes restructuring charges, purchase accounting expenses, acquisition-related expenses and other one-time items. The threshold, target and superior values, as well as the actual value, were adjusted to include adjusted operating income associated with the Amran/Narayan Group due to the timing and magnitude of that acquisition.

3

This value, which is greater than the Company’s actual reported diluted earnings per share of $4.64 for FY 2025, adjusts for restructuring charges, purchase accounting expenses, insurance recoveries, discontinued operations, acquisition costs, and any income tax impacts thereof, additional interest expense associated with the acquisitions during the fiscal year and the expense associated with the minority interest in Narayan along with one-time tax adjustments. The threshold, target and superior values, as well as the actual value, were adjusted to include adjusted EPS associated with the Amran/Narayan Group due to the timing and magnitude of that acquisition.

Overall Annual Incentive Opportunity Results for NEOs

The following table shows the overall annual incentive opportunity results for FY 2025. Each executive has the opportunity to participate in the Management Stock Purchase Plan, described below, under which executives can defer a pre-selected percentage of their annual incentive awards into the receipt of RSUs at a 25% discount.

Name	Financial Achievement Factor	Strategic Achievement Factor	Total BPP Score	Target Annual Incentive Amount ($)	Annual Incentive Amount ($)
David Dunbar	69.0%	n/a	69.0%	983,258	678,448
Ademir Sarcevic	69.0%	n/a	69.0%	420,000	289,800
Alan Glass	55.0%	16.0%	71.0%	230,061	163,343
Annemarie Bell	55.0%	17.0%	72.0%	191,154	137,631
Max Arets	55.0%	20.0%	75.0%	186,397	139,798

42     2025 Proxy Statement

Management Stock Purchase Plan

The Compensation Committee believes that while the annual incentive award provides motivation for executives to meet annual performance goals, the Management Stock Purchase Plan (“MSPP”) adds an additional long-term component. Under the MSPP, management at a certain salary level can elect to defer their annual incentive awards into the receipt of restricted stock units (“RSUs”) at a 25% discount, valued at the lower of (i) the closing price of the Company’s common stock on the last business day of the fiscal year (June 30, 2025) or (ii) the closing price of the Company’s common stock on the date on which the annual incentive award is certified by the Compensation Committee (August 12, 2025). Executives must make their election prior to the beginning of the fiscal year and can defer up to 50% of their annual incentive award. These RSUs cliff vest at the end of a 3-year period and the executive receives shares of stock equal to the amount of RSUs granted. Executives accrue dividends, which are paid upon vesting, on the RSUs, but do not have voting rights until the shares underlying the RSUs are delivered. The following table details, for FY 2025, the percent each Named Executive Officer elected to defer under the MSPP, the value of that deferral and the amount of RSUs granted pursuant to the deferral.

Name	Annual Incentive Award Deferred (% of Award)	Amount of the Deferral ($) [1]	RSUs Granted (#) [2]
David Dunbar	50%	339,224	2,890
Ademir Sarcevic	0%	-	-
Alan Glass	50%	81,672	695
Annemarie Bell	0%	-	-
Max Arets	15%	20,970	178

1	The amount of the deferral is the dollar value of the annual incentive award that is actually deferred into the receipt of discounted RSUs under the MSPP.

2

Based on the closing price of the Company’s common stock on June 30, 2025 ($156.48), the closing price of the Company’s common stock on the last day of the fiscal year, and discounted by 25%. RSUs have been rounded down to the nearest whole unit.

2025 Proxy Statement 43

Long-Term Incentive Plan

In 2018, the Company, with the approval of its shareholders, adopted the 2018 Omnibus Incentive Plan (“OIP”). An amended and restated OIP was also approved by shareholders in 2021 and again in 2024. The purpose of the OIP is to align executives’ interests with those of shareholders through the annual grant of long-term equity awards. These long-term equity awards reward executives for the Company’s performance over a multi-year period. All long term incentive awards to NEOs for FY 2025 were made in August 2024 under the OIP.

OIP Structure

The FY 2025 OIP awards consist of two types of equity awards: time-vested RSUs and performance-based performance share units (“PSUs”). The Compensation Committee selected these equity vehicles for FY 2025 because each aligns the interests of our NEOs with those of our shareholders, enhances retention of our NEOs and provides the opportunity to meaningfully increase the level of stock ownership by our NEOs. In addition, the PSUs motivate our NEOs and reward achievement of financial metrics (and share performance) that are aligned to our long-term business strategy and build long-term shareholder value.

OIP Component	Description
Restricted Stock Units (“RSUs”)	Time-based, annual pro-rata vesting over a 3-year period
Performance Share Units (“PSUs”)	Cliff vest at the end of a 3-year period at 0% to 200% of award value based on pre-determined financial performance metrics, and further subject to increase or decrease of up to 25% of payout based on relative TSR performance over the performance period (for an ultimate payout range of 0% to 250%).

Prior to FY 2025, the restricted stock component of the OIP awards were made in restricted stock awards (“RSAs”), which are time- based, annual pro-rata stock vesting over a 3-year period. The Compensation Committee approved a change from the grant of RSAs to RSUs for FY 2025 OIP awards due to certain negative tax consequences experienced by executives who reach retirement eligibility under the OIP.

All outstanding awards of RSAs and RSUs will vest on a pro-rated basis on the 1st, 2nd and 3rd anniversaries of the grant date, provided that the holder is employed continuously through the particular vest date. All RSAs and RSUs will immediately vest upon death, disability or retirement or in the event of an involuntary termination in connection with a change in control. All RSAs under the OIP are considered beneficially owned by the executive, have voting rights, and earn dividend equivalents, which are paid upon vesting. Upon grant, RSUs under the OIP are not considered beneficially owned by the executive and do not have voting rights. The beneficial ownership and voting rights are only provided upon vesting. RSUs do earn dividend equivalents from the time of award grant, which are paid upon vesting.

Each PSU grant cliff vests at the end of a 3-year performance period based on results achieved against Compensation Committee- approved performance metrics. Payouts under the PSU grant may range from 0% to 200% of the target award and are settled in shares of common stock. Payout begins at 50% of target for achieving threshold performance goals. If threshold performance goals are not achieved by the conclusion of the performance period, the PSU award would be forfeited and no shares would be delivered under the award. As noted below, actual achievement may be further modified either upward or downward on a sliding scale of up to 25% of payout, based on the relative TSR performance over the performance period. PSUs are also subject to forfeiture upon termination of employment during the performance period for any reason other than death, disability, retirement or involuntary termination in connection with a change in control.

Additionally, the Compensation Committee has the discretion to grant awards of restricted stock for a variety of reasons, including sign-on bonuses to attract talent and discretionary grants to retain and motivate executives.

The Compensation Committee believes that long-term incentive compensation is essential for retaining and motivating executives. It further believes that providing our executives with long-term incentives will encourage them to operate the Company’s business with a view towards building long-term shareholder value. Based on these considerations, the Compensation Committee, in consultation with its external compensation consultant, establishes (i) the target incentive amounts, (ii) the percentage of the target award that is granted in the form of RSUs and PSUs, and (iii) the performance measures at “threshold,” “target” and “superior” levels.

44     2025 Proxy Statement

FY 2025 Target Incentive Amounts

For FY 2025, the Compensation Committee set the target long-term incentive compensation for each Named Executive Officer, expressed as a percentage of the executive’s base salary based on a number of factors, including the Named Executive Officer’s role and responsibilities, internal pay equity, competitive market data and our stated executive compensation objectives and principles. Since the CEO is in the best position to drive overall Company performance, the CEO should have a larger portion of his long-term incentive award be awarded in PSUs as opposed to RSAs. The Committee set the CEO’s percentage of PSUs at 60% of the target award, while the other NEOs’ PSU grants were set at 50% of their target award.

For FY 2025, the Committee established the following target long-term incentive awards, with the percentage of such award granted as PSUs for each Named Executive Officer:

Name	Target Award (% of Base Salary)	Target Award Amount ($)	Target Award (% Awarded in PSUs)
David Dunbar	325%	3,043,417	60%
Ademir Sarcevic	180%	1,008,000	50%
Alan Glass	100%	418,292	50%
Annemarie Bell	85%	295,420	50%
Max Arets	50%	186,397	50%

Performance Measures

For all current performance periods, the Compensation Committee set a traditional ROIC measure, as calculated using the 5-point average over the last fiscal year of the particular performance period. The Committee selected this ROIC measure because it reflects the Company’s efforts to improve the quality of earnings, whether they come from organic actions or through inorganic portfolio moves. The measure supports the Committee’s view that improvement in quality of earnings drives shareholder value creation. To more broadly reflect Standex value creation for shareholders relative to other industrial companies, the achievement of the measure is adjusted by a relative TSR modifier over the three-year performance period. Specifically, actual awards are modified up or down as follows:

If TSR over the three-year performance period is:	Then:
At or above the 66th percentile of the comparator group	The award will be increased on a sliding scale starting from 0% up to 25%
At or above the 33rd and below the 66th percentile of the comparator group	No change to the award
Below the 33rd percentile of the comparator group	The award will be decreased on a sliding scale starting from 0% up to 25%

The peer group selected for the relative TSR modifier is the S&P 600 Capital Goods Index which the Committee believes is a reasonable proxy to measuring a broad, and therefore consistent, group of companies that will experience similar market influences during the performance period. Our NEOs, therefore, are partially compensated based on how our performance compares to similar investment alternatives when considering total shareholder return performance.

2025 Proxy Statement 45

Status of Long-Term Incentive Plan Programs

Performance Period and Measure	Performance Levels	Weighted Achievement	Status & Commentary
FY 2023-2025			►Results were certified in August 2025.
ROIC		52%

►The Modified ROIC, as calculated using a 5-point average from Q4 FY 2024 to Q4 FY 2025, was greater than threshold level, but less than the target level.

►Company’s 3-year TSR ranked in the 58th percentile amongst the peer group of S&P 600 Capital Goods companies, so there was no TSR modifier.

►Final payout was certified at 52% based on Company performance, and individual share payouts are in the table below.

FY 2024-2026 awards will be certified in August 2026, while FY 2025-2027 awards will be certified in August 2027.

As certified by the Compensation Committee, the FY 2023-2025 performance period ended on June 30, 2025 and the PSUs granted on August 23, 2022 vested at 52%, for the following share payouts and value as of the date of certification. Mr. Arets was not employed with the Company on the grant date, so he does not have any shares vesting.

Name	Shares granted on August 23, 2022 (#)	Shares Vesting (#)	Value of Shares Vesting ($) [1]
David Dunbar	16,930	8,803	1,852,855
Ademir Sarcevic	3,677	1,912	402,438
Alan Glass	2,049	1,065	224,161
Annemarie Bell	1,180	613	129,024
Max Arets	-	-	-

1	Based on the stock price on the date of vesting, August 22, 2025 ($210.48).

46     2025 Proxy Statement

Retirement Plans

Standex Retirement Savings Plan

The Company offers a qualified savings and investment 401(k) plan to most of our non-production U.S.-based employees, including our Named Executive Officers. This plan provides eligible employees an opportunity to save for retirement on both a pre-tax and after-tax basis up to 100% of their eligible pay subject to annual IRS limits. The Company provides eligible employees with a matching contribution equal to:

►	100% of the employee’s contribution for the first 3% of the employee’s total compensation (base salary plus annual incentive award); and
►	50% of the employee’s contribution for the next 2%.

The Named Executive Officers as well as employees who are at a location that is covered by the now-frozen Standex Pension Plan (see below), receive an additional 1% of their eligible pay as a Company contribution regardless of the amount of the employee’s contribution. Some employees receive an additional sliding scale age-based Company contribution if they were employed with the Company on December 31, 2007 and were of a certain age. All eligible employees are immediately 100% vested in all contributions to this plan.

Standex Deferred Compensation Plan

The Standex Deferred Compensation Plan is a non-qualified, “top hat” and unfunded plan maintained for the purpose of permitting a select group of management and highly compensated employees, including Named Executive Officers, to continue saving for retirement once they can no longer make contributions to the Retirement Savings Plan. If a highly compensated employee reaches the IRS compensation limit for the Retirement Savings Plan, the Deferred Compensation Plan allows the employee to continue to save for retirement under nearly identical terms. Eligible employees may defer up to 50% of their base salaries and 100% of their annual bonuses that combined exceed the IRS compensation limit. All Company contributions (match and non-match) are made on the same basis as the Retirement Savings Plan described above.

Deferral elections must be made by December 31st of each year for the upcoming calendar year and all deferral elections are irrevocable. All eligible employees are immediately 100% vested in all contributions to this plan. Employees may elect the timing and form of distribution of the accrued benefits provided that the accrued benefit is greater than $10,000. For accrued benefits of less than $10,000, the distribution will be paid in a lump sum. Distributions will be paid no sooner than six months after termination of employment for our Named Executive Officers, pursuant to the Internal Revenue Code (“IRC”).

Pension Plans

The Standex Retirement Plan, a tax-qualified defined benefit pension plan, and the Standex Supplemental Retirement Plan, a non-qualified defined benefit pension plan for highly compensated employees, are the Company’s two pension plans. Both plans were frozen as to future benefit accruals and new participants on December 31, 2007. All of our Named Executive Officers became employed with the Company after this date or were ineligible to participate and are not accruing benefits under either of these plans.

2025 Proxy Statement 47

Perquisites and Other Benefits

Perquisites

We provide a limited number of perquisites to certain Named Executive Officers, including the CEO. The Compensation Committee designed these perquisites to be competitive and assist in attracting and retaining highly qualified executives. Furthermore, these perquisites also assist the NEOs in performing their responsibilities. For FY 2025, we provided the following perquisites to certain NEOs: car allowances, reimbursement of automobile operating expenses (such as gas costs, auto insurance, maintenance and repairs), and Mr. Dunbar received reimbursement for tax return preparation and counseling services. We do not provide gross ups for any attributed income relating to these perquisites.

Employment Agreements

Mr. Dunbar is the only Named Executive Officer with an employment agreement. Mr. Dunbar’s employment agreement sets out an initial term that automatically renews. He ultimately serves at the will of the Board because the agreement may be terminated for any reason with 30 days’ notice. In addition to severance provisions, the employment agreement also contains restrictive covenants including a non-compete provision, which precludes him from engaging, in any active capacity, in any business other than Standex while he is employed with the Company. The non-compete also precludes him from engaging in a business that is competitive with the Company. The non-compete clause also contains a non-poaching provision, which restricts his ability to hire then-current employees of the Company. These terms are beneficial to the Company because they safeguard against Mr. Dunbar, who knows the most about the Company, its businesses, its employees and its markets, using his knowledge to adversely impact the Company after his employment ends.

OIP Grant Agreements

For every award grant under the OIP, our Named Executive Officers receive an OIP Grant Agreement. Our OIP Grant Agreements provide for certain benefits, such as accelerated vesting or future pro-rated vesting entitlements, upon an executive’s termination of employment. For RSAs and RSUs granted under the OIP, upon an executive’s termination due to death, disability or retirement, the executive shall receive accelerated vesting of the covered shares. For PSUs granted under the OIP, upon an executive’s termination due to death, disability or retirement, the executive shall not forfeit the award, instead the PSUs granted shall vest in normal course, but shall be pro-rated based on the length of the performance period during which the executive was employed prior to the executive’s termination date.

For RSAs, RSUs and PSUs granted under the OIP, if the termination is due to a retirement, such retirement must be at least six months after the date of the grant in order for vesting of the covered shares to be accelerated. If the retirement is within six months of the date of the grant, the covered shares are forfeited. If the termination is due to cause, all covered shares are forfeited. If the termination is without cause, and does not fall into any other category, the covered shares are forfeited unless the Compensation Committee or its designee exercises its discretion and elects to accelerate the awards.

48     2025 Proxy Statement

Executive Severance Policy

The Company maintains an Executive Severance Policy (the “Policy”) to provide guidelines and procedures regarding executive severance benefits for eligible executives of the Company including the Named Executive Officers, but excluding Mr. Dunbar whose benefits are set forth in his employment agreement. The Compensation Committee believes that the Policy is an important tool to attract and retain top executive talent, encourage executives’ commitment and dedication to the Company, and ensure a smooth transition in the event of their departure. The following is a brief summary of the benefits payable under the Policy, and is qualified by reference to the full Policy, which may be found as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 31, 2023.

Under the Policy, severance benefits are payable in the event of a Change in Control (discussed below), death, disability, retirement or without cause. No payments are made if there is a termination for cause, as defined in the Policy. Upon an executive’s death, the executive’s estate or beneficiaries would be entitled to unpaid base salary through the date of death, and any rights with respect to outstanding unvested equity awards in accordance with the award agreements, as described above. Upon an executive’s termination due to disability, as defined in the Policy, the executive would be entitled to unpaid base salary through the date of termination, continuation of base salary for a period of one year from the termination date, and any rights with respect to outstanding unvested equity awards in accordance with the award agreements, as described above. Upon an executive’s termination due to retirement, as defined in the Policy, the executive would be entitled to unpaid base salary through the date of termination, and any rights with respect to outstanding unvested equity awards, except awards granted within the preceding six months, which are forfeited, in accordance with the award agreements, as described above. Upon an executive’s termination without cause, as defined in the Policy, the executive would be entitled to unpaid base salary through the date of termination, continuation of pay for a period of one year in an annualized amount equal to the sum of the executive’s most recent base salary plus target annual bonus, and, if the executive elects to continue health insurance coverage under COBRA, the executive shall receive a monthly reimbursement of COBRA premiums for a period of up to one year.

Change in Control

For our CEO, his employment agreement contains provisions governing what happens when there is a change in control. For the remainder of the Named Executive Officers, the Executive Severance Policy governs the severance benefits upon a change in control. The benefits provided to either the CEO or the NEOs under these provisions, if payable, are in lieu of any other severance benefits. The Compensation Committee believes that these benefits are important to encourage the executives involved in any negotiation or completion of a change in control transaction to act in the best interest of shareholders, without regard for personal interest.

Under both the employment agreement and the Policy, the severance benefits promote the financial protection and security of an executive’s long-term incentive compensation arrangements in the event of the loss of their positions following a transaction that involves a change in the ownership or control of the Company. None of the severance benefits are triggered if the executive retains their position or a substantially similar position following a change in control. With equity compensation, if the executive is granted an award that substantially mirrors their then-current award, there is no acceleration of that current equity award. This “double trigger” only provides for a payment of benefits if (i) there is a change in control and (ii) the executive is involuntarily terminated or resigns for a specified “good reason” under the employment agreement or “Just Reason” under the Policy. The Compensation Committee believes that this is appropriate because if an executive retains their position following a change in control, the impact on the executive is not significant enough to warrant the provision of benefits.

The severance benefits include a lump sum payment equal to a multiple of the executive’s annual base salary and annual incentive bonus, accelerated vesting of all outstanding equity awards under the OIP and RSUs under the MSPP and a continuation of life insurance and medical plan benefits for a specified period of time. The Compensation Committee believes that these terms and amounts are customary and reasonable. The Compensation Committee, in consultation with its compensation consultant, periodically reviews these terms to evaluate both their effectiveness and competitiveness.

More detailed information concerning the trigger events and the severance benefits of each Named Executive Officer is discussed below under “Potential Payments upon Termination or Change in Control” starting on page 61.

2025 Proxy Statement 49

Other Compensation Information

Say-on-Pay

Stockholders are afforded the opportunity to cast an advisory vote on an annual basis with respect to the total compensation of our Named Executive Officers. At the 2024 annual meeting, 99.1% of the votes cast on the advisory proposal were voted in its favor. After reviewing the results, the Compensation Committee decided to continue to apply the same general philosophy, compensation objectives and governing principles that it used in FY 2024.

Clawback Provision

In the event that the Company’s financial results for any reporting period require restatement so that the period’s financial performance measures are not met, and the restatement is necessary due to the executives’ misconduct, the OIP gives our Board the discretion and authority to “claw-back” or cancel unpaid annual and long-term incentive awards and to recover excess annual and long-term incentive awards that have been paid to any executive officer. The Compensation Committee adopted a new SEC- compliant clawback policy in August 2023 and further included reference to this clawback policy in the Executive Severance Policy.

Policy Concerning Transactions Involving Company Securities (Anti-Hedging Policy & Anti-Pledging Policy)

The Company’s anti-hedging and anti-pledging policy prohibits all Named Executive Officers from engaging in certain transactions involving the Company’s securities. Specifically, they are prohibited from engaging in transactions that are intended to offset, in whole or in part, potential loss in value of Company securities. These transactions include, but are not limited to, hedging transactions, buying or selling put or call options, and short sales. In addition, the policy prohibits pledging Company securities. No Named Executive Officer has entered into any such prohibited transaction.

Stock Ownership Guidelines

The Compensation Committee believes that Company executives, including the Named Executive Officers, should have at least a minimum level of Company stock ownership to align their interests with those of Company shareholders. The Compensation Committee has adopted stock ownership guidelines through a competitive analysis prepared by management and reviewed by the compensation consultant. These guidelines require the CEO to maintain stock ownership valued at five times his base salary and require all other executives to maintain stock ownership valued at two times their base salary. Additionally, the guidelines require all non-executive Vice Presidents, Group Presidents and Division Presidents to maintain stock ownership valued at one times their base salary. Until an executive has attained the requisite stock ownership level, the executive is expected to retain at least 50% of the shares they are awarded, net of amounts required to pay taxes. To determine if the guideline amount is met, shares are valued at the average stock price during the 4th quarter of the fiscal year. Shares that are either owned outright or are unvested RSAs are considered owned for the purpose of the guidelines. Neither PSUs awarded under the OIP nor RSUs granted pursuant to a deferral under the MSPP are considered in the calculation of stock ownership.

The required amount under the guidelines is recalculated annually or whenever an executive receives an increase in pay. The Compensation Committee monitors compliance with these stock ownership guidelines on an ongoing basis. The following table shows the stock ownership requirements for each Named Executive Officer.

Name	Stock Ownership Guideline Amount (% of Annual Base Salary)	Required Ownership on June 30, 2025 (#)[1]	Actual Stock Ownership as of June 30, 2025 (#)
David Dunbar	500%	31,227	136,975
Ademir Sarcevic	200%	7,470	14,370
Alan Glass	200%	5,579	21,306
Annemarie Bell	200%	4,636	8,097
Max Arets	200%	4,973	1,264

1	Based on the average price of the Company’s common stock between April 1, 2025 and June 30, 2025 ($149.94). Shares have been rounded to the nearest whole share.

50     2025 Proxy Statement

Basis for Determining Executive Compensation

The Compensation Committee uses a multi-faceted approach to designing the executive compensation program. The approach includes the use of the independent compensation consultant to advise the Compensation Committee on the selection of an appropriate peer group, analysis of the peer group’s practices and compensation levels and recommendations for the Compensation Committee to consider. Compensation levels for specific executives are based on various factors, including the executive’s experience, individual accomplishments and the breadth of the executive’s organizational responsibilities. The Compensation Committee discusses the program with the CEO and the Chief Human Resources Officer to determine the effectiveness of the program in terms of achieving our stated objectives, including whether the current program is achieving desired motivational effects and properly incentivizing the executives.

Executive Compensation Consultant

In FY 2025, the Compensation Committee retained the same independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), which has assisted the Compensation Committee since 2015. Meridian is an internationally recognized executive compensation consulting firm. No other compensation consultant was engaged in FY 2025.

Meridian was retained to assist the Compensation Committee in the development of a compensation peer group and to advise the Compensation Committee on our existing executive compensation program. Meridian provided research, data analyses, survey information and design expertise as part of its services. Meridian also notified the Compensation Committee of regulatory developments and market trends relating to executive compensation practices. Meridian did not determine or recommend the exact amount of compensation for any Named Executive Officer. From time to time, Meridian also performs an analysis of independent director compensation.

For FY 2025, Meridian conducted a competitive assessment of our executive compensation program (including design, features and target pay opportunities) against our compensation peer group. Based on Meridian’s assessment, the Compensation Committee determined that our executive compensation program is reasonable and appropriate when compared to our peer group.

The Compensation Committee, in determining whether to continue retaining Meridian for FY 2025, assessed Meridian’s independence under the NYSE’s listing standards. Meridian provided the Compensation Committee with confirmation of its independent status under the NYSE’s standards. As such, the Compensation Committee believes that Meridian is independent and that there is no conflict of interest between Meridian and the Company, the Company executives, the Compensation Committee or its members.

Peer Group

The following selection criteria were used to establish the Company’s FY 2025 compensation peer group:

►	The company should be an industrial and technology manufacturing company;
►	The company should have revenues between 1/3 and 3 times the Company’s revenue;
►	The company should have multiple business units; and
►	The company should serve global markets.

Based on this selection criteria, our FY 2025 peer group consisted of the following 19 companies:

Albany International Corporation	Enerpac Tool Group Corp.	NN, Inc.
Astronics Corporation	Enpro Industries, Inc.	Proto Labs, Inc.
Barnes Group, Inc.	ESCO Technologies, Inc.	RBC Bearings, Inc.
Chart Industries, Inc.	Helios Technologies, Inc.	Roger Corporation
Columbus McKinnon Corporation	Kadant, Inc.	TriMas Corporation
CTS Corporation	L.B. Foster Company	Vishay Precision Group, Inc.

The Compensation Committee, with Meridian’s assistance, routinely reviews the selection criteria and the peer group companies to achieve a relative size positioning that is within a competitive range of median of the peer group companies.

For FY 2025 compensation, the following two companies were removed from the FY 2024 peer group: CIRCOR International, Inc., due to it being acquired, and Hurco Companies, Inc., due to revenue range. Rogers Corporation was added to the FY 2025 due to business fit and size characteristics. In April 2025, the Compensation Committee reviewed the peer group, and for FY 2026, removed Barnes Group, Inc. due to its acquisition; removed Chart Industries, Inc., NN, Inc. and L.B. Foster Company due to size and business relevance; added Advanced Energy Industries, Inc., Bel Fuse Inc., Mirion Technologies, Inc., Novanta Inc., and OSI Systems, Inc. due to similarity in size, complexity and business focus, along with strong market capitalizations and growth profiles.

2025 Proxy Statement 51

Risk in Compensation Programs

The Compensation Committee regularly monitors and reviews the executive compensation program to determine the program’s effectiveness at achieving the stated objectives and principles. In August 2025, the Compensation Committee conducted its annual review of the executive compensation policies and practices and assessed whether the current incentives could lead to excessive or inappropriate risk taking by the executives. Following the review, the Compensation Committee concluded that the Company’s executive compensation program elements, when considered both separately and as a whole, are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted the following factors:

►

Compensation elements are mixed. The executive compensation program has a balanced mix of base salary, annual cash incentive awards and long-term equity incentive awards. The mix between the elements decreases the dependency on one form of compensation over other forms and thus provides executives with an incentive to perform at high levels, both in the short-term and long-term.

►

Incentive award metrics contain both short and long-term goals. The annual incentive award is contingent upon the attainment of pre-established short-term corporate, business and financial objectives, while the long-term incentive award is based on long-term stock growth as well as the attainment of financial performance goals. This balance between short and long-term goals reduces the incentive to prioritize short-term performance at the expense of long-term growth.

►

Short-term and long-term performance metrics differ. The performance metrics used to determine the amount of annual incentive awards are different than the performance metrics used to determine the amount of long-term incentive awards. This helps avoid excessive risk-taking to achieve one performance objective at the detriment of other objectives.

►

Annual incentive awards are capped. The total annual incentive award is capped at 200% of target, which reduces the incentive to engage in unnecessarily risky behavior in any given year at the expense of long-term growth.

►

Long-term incentives are completely equity-based. All long-term incentive awards are paid in the form of shares and are only paid if an executive remains employed with the Company at the time of vesting. This practice aligns the executive’s interests with those of shareholders and reduces the likelihood that an executive will act in a way that is detrimental to the long-term stock growth of the Company.

►

Long-term performance metrics are based on corporate objectives. The performance metrics for long-term incentive awards are based on overall corporate performance rather than individual business unit performance. This reduces the risk that business unit heads will engage in conduct that inflates their business unit performance, but does not benefit the Company, as a whole, in the long-term.

►

Incentives have performance thresholds. The annual incentive award and the PSUs granted under the OIP have threshold payout levels, which ensures that incentive compensation is reduced or eliminated completely if the minimum performance levels are not achieved.

►

Compensation is benchmarked. The Compensation Committee benchmarks compensation against the peer group to ensure that the compensation program elements and payout levels are consistent with industry practice.

►

Compensation can be recouped. The Board is empowered to “claw-back” any portion of the annual or long-term incentive compensation attributable to misconduct or financial misstatement in the event of a financial restatement.

►

Executives have ownership requirements. Our executives are subject to stock ownership guidelines, which require executives to maintain ownership of a certain amount of Company stock during their employment. This encourages executives to focus on sustainable long-term growth and aligns the interests of our executives with those of our shareholders.

52     2025 Proxy Statement

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

For FY 2025, the members of the Compensation Committee were: Robin J. Davenport, B. Joanne Edwards, Jeffrey S. Edwards, and Michael A. Hickey.

None of these directors has ever been an employee or officer of the Company. None of our executive officers serves as a member of the board of directors or on the compensation committee of any other entity that has had any executive officer serving as a member of our Board or Compensation Committee.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael A. Hickey, Chair	Robin J. Davenport	B. Joanne Edwards	Jeffrey S. Edwards

2025 Proxy Statement 53

Compensation Tables

Summary Compensation Table

The following table sets forth compensation information for fiscal years 2023, 2024 and 2025 for our Named Executive Officers – the individuals who served during FY 2025 as CEO and CFO and three other highly compensated executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)[4]	Total ($)
David Dunbar President and CEO	2025	936,436	-	3,553,548	339,224	154,001	134,073	5,117,281
	2024	927,432	-	3,318,267	342,665	259,577	145,544	4,993,485
	2023	892,597	-	3,405,266	471,302	164,579	164,853	5,098,597
Ademir Sarcevic Vice President, CFO and Treasurer	2025	560,000	-	1,007,768	289,800	8,477	40,916	1,906,961
	2024	504,956	-	2,292,086	278,530	7,069	28,795	3,111,437
	2023	465,330	-	799,455	255,565	3,341	46,848	1,570,539
Alan Glass Vice President, CLO and Secretary	2025	414,756	-	541,043	81,672	15,087	47,786	1,100,344
	2024	401,204	-	515,651	75,242	13,977	49,263	1,055,337
	2023	388,967	-	536,910	96,789	7,507	52,462	1,082,635
Annemarie Bell Vice President, Chief Human Resources Officer	2025	344,615	-	295,344	137,631	295	22,007	799,891
	2024	332,571	-	268,375	128,729	285	21,489	751,450
	2023	311,512	-	225,923	177,054	126	19,689	734,304
Max Arets [5] Vice President, Chief Information Officer	2025	369,642	-	217,866	28,809	-	21,432	637,749
	2024	83,351	-	69,844	28,809	-	67,226	349,230
	2023	-	-	-	-	-	-	-

Footnotes on following pages.

54     2025 Proxy Statement

1

This column includes the grant date fair value (calculated in accordance with FASB ASC 718) of the long-term incentive awards under the Company’s long-term incentive program (RSUs and PSUs) and RSUs that an executive received pursuant to a deferral election under the MSPP. The assumptions used in the valuation of the RSUs received pursuant to a deferral election under the MSPP were as follows:

Risk-free interest rate:	3.693%
Expected life of option grants:	3 years
Expected stock value volatility:	34.12%
Expected quarterly dividends:	$0.32 per share

The grant date fair value of these three separate equity awards is as follows:

	Grant Date Fair Value of Annual Incentive Deferred Pursuant to MSPP ($)	Grant Date Fair Value of Restricted Stock Units under the OIP ($)	Grant Date Fair Value of Performance Share Unit Awards under the OIP ($)	Total ($)
David Dunbar	510,483	1,217,191	1,825,874	3,553,548
Ademir Sarcevic	-	503,884	503,884	1,007,768
Alan Glass	122,904	209,070	209,070	541,043
Annemarie Bell	-	147,672	147,672	295,344
Max Arets	31,556	93,155	93,155	217,866

The value of performance-based awards is based on the probable outcome of the performance conditions as of the grant date. The payout for FY 2023 grants was 52% of the target levels. The payout for FY 2024 and FY 2025 grants will be determined in FY 2026 and FY 2027, respectively. The probable outcome for FY 2023, FY 2024 and FY 2025 grants of performance-based awards was estimated at the target payout level, or 100%, at the time of grant. The following table shows the grant date fair value of the performance share units granted in FY 2025 at the target level included in the Summary Compensation Table above and the potential maximum grant date fair value. As described in the Compensation Discussion and Analysis, awards have a maximum payout level of 200% and are further subject to the TSR modifier, which, at its maximum level, can increase the payout by a further 25% of payout, for a combined maximum payout level of 250% of target.

	Grant Date Fair Value of Performance Share Awards under the OIP ($)	Potential Maximum Grant Date Fair Value ($)
David Dunbar	1,825,874	4,564,685
Ademir Sarcevic	503,884	1,259,710
Alan Glass	209,070	522,674
Annemarie Bell	147,672	369,180
Max Arets	93,155	232,888

2

This column shows the amounts earned in cash under our annual incentive opportunity. Some of our Named Executive Officers elected to defer a portion of their annual incentive award under the MSPP. The values of these deferrals are contained in the stock awards column and further explained above in footnote (1).

3	This column includes the above-market earnings of the Named Executive Officer’s accumulated benefit under the Standex Deferred Compensation Plan.

4	This column includes the following compensation:

	401(k) Contributions ($)	Non-qualified Deferred Compensation Contribution ($)	Life Insurance Premium ($)	Perquisites & Personal Benefits ($) [a]	Total ($)
David Dunbar	17,500	63,588	16,236	36,749	134,073
Ademir Sarcevic	10,836	15,915	2,166	12,000	40,916
Alan Glass	17,604	10,658	7,524	12,000	47,786
Annemarie Bell	13,258	1,225	7,524	-	22,007
Max Arets	18,770	-	2,662	-	21,432

a

Mr. Dunbar has an automobile allowance of which he used $17,229. Mr. Dunbar also received tax preparation reimbursement in the amount of $19,520. Mr. Sarcevic and Mr. Glass have an automobile allowance of $12,000. No other Named Executive Officer received total perquisites and personal benefits exceeding $10,000.

5	Compensation for Mr. Arets is provided only for FY 2024 and FY 2025 because he became employed with the Company on April 8, 2024.

2025 Proxy Statement 55

Grants of Plan-Based Awards

The following table sets forth information with respect to FY 2025 plan-based awards granted to our Named Executive Officers for the year ended June 30, 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards [2]			Estimated Payouts Under Equity Incentive Plan Awards [3]			All Other Stock Awards:
Name	Grant Date	Action Date [1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units [4]	Total ($) [5]
David Dunbar
Annual Incentive			491,629	983,258	1,966,516
OIP - PSU	8/23/24					5,175	10,349	20,698		1,825,874
OIP - RSU	8/23/24								6,899	1,217,191
Ademir Sarcevic
Annual Incentive			210,000	420,000	840,000
OIP - PSU	8/23/24					1,428	2,856	5,712		503,884
OIP - RSU	8/23/24								2,856	503,884
Alan Glass
Annual Incentive			115,030	230,061	460,121
OIP - PSU	8/23/24					593	1,185	2,370		209,070
OIP - RSU	8/23/24								1,185	209,070
Annemarie Bell
Annual Incentive			95,577	191,154	382,308
OIP - PSU	8/23/24					419	837	1,674		147,672
OIP - RSU	8/23/24								837	147,672
Max Arets
Annual Incentive			93,199	186,397	372,794
OIP - PSU	8/23/24					264	528	1,056		93,155
OIP - RSU	8/23/24								528	93,155

1	The date on which the Compensation Committee took action for the grant of all of the plan-based awards was 8/20/2024.

2

The amounts in these columns indicate the threshold, target and maximum amounts payable under the annual incentive opportunity. The annual incentive opportunity amounts are based on the achievement of specific financial performance metrics and individual strategic goals. The annual incentive opportunity metrics are discussed under “Annual Incentive Opportunity” on page 40. Payouts range from 50% of target for the attainment of threshold levels to 200% of target for the attainment of superior performance levels. If threshold levels are not met, no annual incentive opportunity is paid.

The amounts reported herein do not take into account any deferral elections under the MSPP. Prior to June 30, 2024, certain of our Named Executive Officers elected to defer a portion of their annual incentive opportunity into the receipt of discounted shares under the MSPP. Such shares were delivered on August 22, 2025, and, for Summary Compensation Table purposes, are considered stock grants in FY 2025.

The amount the executives actually received and the amounts they elected to defer for FY 2025 are discussed under the “Annual Incentive Opportunity” and “Management Stock Purchase Plan” sections of the CD&A.

3

The amounts in these columns indicate the threshold, target and maximum amounts payable under the OIP for PSUs. The OIP PSU amounts are based on the achievement of specific financial performance metrics over a three-year performance period. Payouts range from 50% of target for the attainment of threshold levels, to 200% of target for the attainment of superior performance levels, subject to a relative TSR modifier, as explained in the CD&A, where such modifier can either increase or decrease the payout by up to 25% for a maximum payout of 250% of target. If threshold levels are not met, no shares vest.

56     2025 Proxy Statement

4	The amounts shown in this column reflect the number of RSUs granted to each Named Executive Officer pursuant to the OIP.

5

These amounts represent the grant date fair value, as determined under FASB ASC Topic 718. For the PSU awards under the OIP, the fair value assumes performance and payout at the target level, and further assumes relative TSR performance at the median of the peer group and thus, does not include any modifier.

2025 Proxy Statement 57

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to equity awards that were outstanding as of June 30, 2025. The Company has not awarded stock options since 2003 and there are no outstanding option awards.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) [1]	Market Value of Shares or Units of Stock That Have Not Vested ($) [2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [4]
David Dunbar	39,004	4,613,684	20,950	3,278,256
Ademir Sarcevic	12,590	1,906,217	5,347	836,699
Alan Glass	7,641	875,827	2,455	384,158
Annemarie Bell	2,408	376,741	1,681	263,043
Max Arets	1,012	158,358	528	82,621

1

The outstanding stock awards presented in this column include: RSAs and RSUs awarded under the OIP, which remain subject to service-based vesting conditions; PSUs awarded in FY 2023 under the OIP, which have been earned (and are included at the earned payout percentage) but are subject to service-based vesting conditions; RSUs granted pursuant to an MSPP deferral; and discretionary RSA grants. These awards are scheduled to vest as follows:

Vest Date	David Dunbar	Ademir Sarcevic	Alan Glass	Annemarie Bell	Max Arets
8/23/2025	25,699	4,920	4,893	1,568	176
4/1/2026	-	4,333	-	-	-
4/8/2026	-	-	-	-	484
8/23/2026	8,170	2,385	1,731	561	176
8/23/2027	5,135	952	1,017	279	176
Total	39,004	12,590	7,641	2,408	1,012

2

The market values in this column are calculated using a price of $156.48 per share, the closing price of the Company’s common stock on June 30, 2025, less the value of an executive’s deferral under the MSPP.

3

The shares presented in this column are performance share units granted in fiscal years 2024 and 2025 for the three-year performance periods ending on June 30, 2026 and June 30, 2027, respectively. These units will vest if certain targets are met during the applicable performance period. See “Long-Term Incentive Plan” starting on page 44 for more information. For both FY 2024 PSUs and FY 2025 PSUs, the number of shares reported in this column are based on achieving the “target” level of performance because our financial performance for the last completed performance period (FY 2023 - FY 2025) was between threshold and target levels. The reported number of shares assumes relative TSR performance at the median of the peer group and thus, does not include any modifier.

4	The values shown in this column are calculated using a price of $156.48 per share, the closing price of the Company’s common stock on June 30, 2025.

58     2025 Proxy Statement

Options Exercised and Stock Vested

The following table sets forth information about option exercises and the vesting of stock during the fiscal year. The Company has not awarded stock options since 2003, so no options are reported. The stock vested during the fiscal year represents PSUs and RSAs granted under the OIP and RSUs granted from an MSPP deferral.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) [1]
David Dunbar	38,965	6,101,695
Ademir Sarcevic	14,066	2,315,015
Alan Glass	7,015	1,066,391
Annemarie Bell	2,211	390,087
Max Arets	483	64,698

1

The value realized on vesting for the three stock categories was calculated as follows. For PSUs and RSAs granted under the OIP that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on the vest date. For RSUs issued pursuant to an MSPP deferral that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on the vest date less the value the executive paid under the deferral.

Pension Benefits

The Company’s two pension plans, the Standex Retirement Plan and the Standex Supplemental Retirement Plan, were frozen as to future benefit accruals and new participants on December 31, 2007. All of our Named Executive Officers became employed with the Company after this date or were ineligible to participate and are not accruing benefits under either of these plans.

2025 Proxy Statement 59

NonQualified Deferred Compensation

The following table contains compensation information relating to the Company’s nonqualified deferred compensation plan. For a description of the Standex Deferred Compensation Plan, including material factors, see “Standex Deferred Compensation Plan” on page 47.

Name	Executive Contributions in Last FY ($) [1]	Registrant Contributions in Last FY ($) [2]	Aggregate Earnings in Last FY ($) [3]	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE ($) [4]
David Dunbar	63,558	63,588	308,704	-	2,699,881
Ademir Sarcevic	55,706	15,915	14,007	91,638	96,508
Alan Glass	51,948	10,658	35,289	-	352,566
Annemarie Bell	-	1,225	693	-	6,950
Max Arets	-	-	-	-	-

1	All amounts in this column are included in the salary and non-equity incentive plan compensation columns of the “Summary Compensation Table” above.

2	All amounts in this column are included in the other compensation column and detailed in footnote (4) of the “Summary Compensation Table” above.

3

The amount of aggregate earnings is reported in the change in pension value and nonqualified deferred compensation plans column of the “Summary Compensation Table” to the extent the aggregate earnings exceeded 120% of the applicable federal rate or a loss was reported. The reported amounts are as follows:

Above-Market Earnings Reported in the Summary Compensation Table ($)
David Dunbar	154,001
Ademir Sarcevic	8,477
Alan Glass	15,087
Annemarie Bell	295
Max Arets	-

4	The aggregate balance includes amounts that were reported in previous Summary Compensation Tables as follows:

Amounts Previously Reported ($)
David Dunbar	2,236,268
Ademir Sarcevic	94,526
Alan Glass	243,260
Annemarie Bell	4,035
Max Arets	-

60     2025 Proxy Statement

Potential Payments upon Termination or Change in Control

The following table lists the compensation and benefits that an executive would generally be provided in various scenarios involving a termination of employment. The amounts denoted in the table are for the CEO, Mr. Dunbar. Where the amounts or time periods differ between Mr. Dunbar and the other executives, the differences are explained in a footnote.

Termination Scenario
Compensation Element	Death	Disability [1]	Retirement [2]	Termination with Cause [3]	Termination without Cause [4]	Termination due to Change in Control [5]
Base Salary	Ceases immediately	Continuation for 2 years [6]	Ceases immediately	Ceases immediately	Continuation for 2 years [7]	Ceases immediately
Severance Pay	None	None	None	None	None	Lump sum equal to 3 times base salary [8]
Annual Incentive	None	None	None	None	None	Lump sum equal to 3 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award [9]
Restricted Stock [10]	Awards vest immediately	Awards vest immediately	Awards vest immediately	Forfeited	Forfeited	Awards vest immediately
PSUs [11]	Awards are prorated and vest in normal course	Awards are prorated and vest in normal course	Awards are prorated and vest in normal course	Forfeited	Forfeited	Awards vest immediately
Deferred Compensation [12]	Payable immediately	Distributions commence after 6 months per participant’s election	Distributions commence after 6 months per participant’s election	Distributions commence after 6 months per participant’s election	Distributions commence after 6 months per participant’s election	Payable immediately
Health, Welfare and Other Benefits	None	Medical and dental coverage for 1 year [13]	None	None	Medical and dental coverage for 1 year [14]	Life insurance and medical benefits coverage for 3 years [15]

1

Under Mr. Dunbar’s employment agreement, disability is defined as a condition where the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Under the Executive Severance Policy, disability is defined as an executive’s inability to perform their essential job functions due to a physical or mental impairment for a period of 6 consecutive months.

2

Retirement, under both Mr. Dunbar’s employment agreement and the Executive Severance Policy, is defined as a voluntary termination of employment when either (i) the executive has reached age 55 and has at least 10 years of service with Standex, or (ii) the executive has reached age 65.

3

Under Mr. Dunbar’s employment agreement, termination with cause is defined as a termination by Standex for a material breach of the employment agreement. A material breach is (i) an act of dishonesty which is intended to enrich Mr. Dunbar at the Company’s expense, or (ii) the willful, deliberate and continuous failure to perform his duties after being properly demanded to do so.

Under the Executive Severance Policy, termination for cause is defined as a termination by Standex as a result of any of the following: (i) an act of dishonesty which is intended to or actually results in substantial personal enrichment at the Company’s expense; (ii) a willful, deliberate and continuous failure to materially and substantially perform the duties which results in material injury to the Company, after demand for performance has been given to the executive; (iii) a willful and deliberate failure to comply with the Company’s Code of Conduct, financial policies, or other significant, written corporate policies of the Company; or (iv) the executive, through conduct and actions, creates a threatening, intimidating, or hostile workplace environment.

2025 Proxy Statement 61

4

Under Mr. Dunbar’s employment agreement, termination without cause is a termination by Standex where Mr. Dunbar has not committed a material breach of the employment agreement.

Under the Executive Severance Policy, termination without cause is a termination by Standex for any reason other than change in control, death, disability, retirement or termination for cause.

5

Under Mr. Dunbar’s employment agreement, a change in control is defined as an event where (i) any person or group (as used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of at least a majority of the equity securities of Standex entitled to vote for members of the Board of Directors; (ii) Standex is a party to a merger or consolidation, which results in Standex voting securities representing less than a majority of the resulting voting securities; (iii) the sale or disposition of all or substantially all of Standex’s assets; or (iv) a greater than 75% change in the composition of the Board of Directors during a consecutive 12-month period.

Mr. Dunbar would be entitled to the payments described in this column after such a change in control only if, within 2 years of the change in control, either (i) he is terminated without cause,(a) or (ii) he voluntarily terminates his employment for “good cause.”(b)

(a)

Termination without cause is any termination by Standex other than a termination where there is conclusive evidence of substantial and indisputable intentional personal malfeasance in office, such as a conviction for embezzlement of Standex funds.

(b)

Good cause for Mr. Dunbar is defined as any of the following: (i) the assignment to any position other than President & CEO; (ii) any change in the reporting relationship such that he is no longer reporting solely to the Board of Directors; (iii) any reduction in the budget which results in him no longer having 100% control over the budget; (iv) any material diminution of base salary or incentive compensation; (v) any change in the location of employment to a location greater than 10 miles from the present location; and (vi) any other action or inaction of Standex that constitutes a material breach of the employment agreement.

Under the Executive Severance Policy, a change in control is defined by reference to the OIP, which defines a change in control as an event where (i) any person or group (as used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d- 5 of the Exchange Act), directly or indirectly, of at least a majority of the combined voting power of the Company’s then outstanding securities; (ii) Standex is a party to a merger or consolidation, subject to certain exclusions; (iii) the shareholders approve a plan of complete liquidation of the Company; or (iv) a greater than 50% change in the composition of the Board of Directors.

The executives subject to the Executive Severance Policy, including the Named Executive Officers other than Mr. Dunbar, would be entitled to the payments described in this column and the footnotes related thereto only if, within 2 years of the change in control, either (i) they terminate their employment for Just Reason;(c) or (ii) their employment is terminated by the Company under any circumstance other than one involving conclusive evidence of substantial and indisputable intentional personal malfeasance.

(c)

Just Reason is defined as, without the executive’s express written consent, (i) a material diminution of the executive’s salary; (ii) a material diminution in the executive’s benefits; (iii) a material diminution in the executive’s authority, duties or responsibilities; or (iv) a material change in the geographic location at which the executive must perform services.

6

Mr. Dunbar’s employment agreement provides for a continuation of base salary for a period of 2 years up to the IRS compensation limit specified in IRC Section 401(a)(17), with the excess payable immediately upon termination. The Executive Severance Policy provides for a continuation of base salary for a period of 1 year.

7

Mr. Dunbar’s employment agreement provides for a continuation of base salary for a period of 2 years up to the IRS compensation limit specified in IRC Section 401(a)(17), with the excess payable immediately upon termination. The Executive Severance Policy provides for a continuation of pay, in an annualized amount equal to the sum of the executive's most recent base salary plus target annual bonus, for a period of 1 year.

8

Mr. Dunbar’s employment agreement provides for a lump sum severance payment in the amount of 3 times his then-current base salary. The Executive Severance Policy provides for a lump sum severance payment equal to: 2 times the greater of: (a) the executive’s base salary immediately prior to the change in control or (b) the executive’s then current annual base salary plus 2 times the higher of: (x) the most recent annual bonus paid to the executive, (y) the executive’s target bonus amount, as of the date immediately prior to the change in control, or (z) the executive’s target bonus amount, as of the date of termination.

9

Mr. Dunbar’s employment agreement provides for an annual incentive payment equal to 3 times the greater of: (i) the most recent annual incentive award or (ii) the current FY’s target incentive award. The Executive Severance Policy provides for a lump sum payment equal to the greater of: (a) the annual incentive opportunity at target, or (b) the level of bonus accrual on the Company’s books as of the date of termination, multiplied by the percentage of the Company’s then-current fiscal year that has elapsed as of the date of termination.

10	Included in the restricted stock category are both RSAs that an executive received pursuant to a grant under the OIP and RSUs that an executive received pursuant to a deferral under the MSPP.

11

For PSUs, except in the case of a termination for cause, without cause or due to a change in control, the PSUs are converted to shares of unrestricted stock once the performance period has ended and the Compensation Committee has determined the requisite payout in accordance with the performance levels. The number of PSUs that is converted is pro-rated to the date of the executive’s termination.

12	See the “Standex Deferred Compensation Plan” section on page 47 for more information about the plan and distribution options.

13

Mr. Dunbar’s employment agreement provides for a continuation of medical and dental benefits for a period of 1 year. The Executive Severance Policy does not provide for any health or welfare benefit continuation.

14

Mr. Dunbar’s employment agreement provides for a continuation of medical and dental benefits for a period of 1 year. The Executive Severance Policy provides for a monthly reimbursement of COBRA premiums for a period of 1 year, if the executive elects to continue health insurance coverage under COBRA.

15

Mr. Dunbar’s employment agreement provides for a continuation of medical and life insurance benefits for a period of 3 years. The Executive Severance Policy provides for a continuation of medical and life insurance benefits for a period of 2 years.

62     2025 Proxy Statement

Quantification of Potential Payments

The following table contains compensation information relating to the potential payments that an executive would receive in the various scenarios described above if the executive was terminated due to a triggering event on June 30, 2025. All such potential payments are largely based on, for Mr. Dunbar, his employment agreement with the Company, and for all of the other NEOs, the Executive Severance Policy, as well as the award agreements under the OIP. Payments due to any executive upon actual termination of employment can only be determined at the time of termination. There can be no assurance that an actual termination or change in control would produce the same or similar results as those described below if it were to occur on any other date or if the actual circumstances at the time of termination were different.

Triggering	Compensation	Payout ($) [1]
Event	Component	David Dunbar	Ademir Sarcevic	Alan Glass	Annemarie Bell	Max Arets
Death	Acceleration of Outstanding Equity Awards	3,236,097	1,607,021	709,100	280,725	158,358
	Pro-rata Performance Share Vesting [2]	3,023,287	708,026	361,022	227,720	27,540
	Total	6,259,384	2,315,047	1,070,123	508,445	185,898
Disability	Termination Payment - Salary	1,872,872	560,000	418,292	347,553	372,794
	Acceleration of Outstanding Equity Awards	3,236,097	1,607,021	709,100	280,725	158,358
	Pro-rata Performance Share Vesting [2]	3,023,287	708,026	361,022	227,720	27,540
	Health & Welfare Benefits	16,208	-	-	-	-
	Total	8,148,464	2,875,047	1,488,415	855,998	558,692
Retirement	Acceleration of Outstanding Equity Awards	3,236,097	1,607,021	709,100	280,725	158,358
	Pro-rata Performance Share Vesting [2]	3,023,287	708,026	361,022	227,720	27,540
	Total	6,259,384	2,315,047	1,070,123	508,445	185,898
Termination Without Cause by the Company	Termination Payment	1,872,872	980,000	648,353	538,707	559,191
	Health & Welfare Benefits	16,208	21,821	19,308	8,598	21,821
	Total	1,889,080	1,001,821	667,661	547,305	581,012
Change in Control [3]	Severance Pay	2,809,308	1,960,000	1,296,705	1,077,414	1,118,382
	Annual Incentive	2,949,773	840,000	460,121	382,308	372,794
	Acceleration of Outstanding Equity Awards[4]	7,891,940	2,742,916	1,259,985	639,784	240,979
	Health & Welfare Benefits	60,475	47,962	42,937	21,516	47,962
	Total	13,711,497	5,590,878	3,059,748	2,121,022	1,780,117

1	The payout values for equity awards are based on the closing price of the Company’s stock on June 30, 2025 ($156.48).

2	The pro-rata performance share vesting is based on the following:

For FY 2023 PSU awards, the number of shares used in the calculation is based on the certified performance percentage of 52%.

For FY 2024 PSU awards, the number of shares used in the calculation is based on achievement of target performance and pro-rated at 2/3 since the termination event is 2/3 of the way through the performance period.

For FY 2025 PSU awards, the number of shares used in the calculation is based on achievement of target performance and pro-rated at 1/3 since the termination event is 1/3 of the way through the performance period.

3

Upon a change in control, if the termination payments are triggered and exceed the amounts prescribed under IRC Section 280G such that the Company will be required to pay a tax under IRC Section 4999, the payment will be reduced to an amount such that the payment does not exceed IRC Section 280G.

4

Upon a change in control, outstanding RSAs and RSUs under the OIP, and RSUs awarded under the MSPP, immediately vest at awarded amounts. For PSUs in general, outstanding awards vest at the higher of target or actual performance through the CIC event. For purposes of this calculation, for FY 2023 PSU awards, the number of shares is based on the certified performance percentage of 52%, while for FY 2024 and FY 2025 PSU awards, the number of shares is based on target.

2025 Proxy Statement 63

CEO Pay Ratio Disclosure

As required by the SEC rules, we are providing the following information to show the ratio between the annual total compensation of our CEO in FY 2025 and the annual total compensation of the median employee of the Company.

As of June 30, 2025, Standex has approximately 4,100 employees in 62 operating locations across 16 countries. Approximately 68% of our employee population is located outside of the United States and approximately 56% of our global workforce is paid on an hourly basis. The median annual total compensation disclosed below is based on the Company’s global workforce and is not designed to capture the median compensation of Standex’s US employees. In order to attract and retain employees globally, we pay what we believe to be market competitive rates in each market where we operate. Our pay ratio below is a reasonable estimate that has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

These demographics, including the acquisition of 5 companies with 13 operating locations, have prompted us to identify a new median employee. This median employee for FY 2025 is a full-time production employee in our Electronics division, located in Germany.

For FY 2025, our median employee’s total compensation was €38,302 as calculated in accordance with Item 402(c)(2)(x) of Reg. S-K. This total compensation converted to USD is $44,159, using the June 30, 2025 EUR to USD exchange rate of 1.15293. Our CEO’s annual total compensation for FY 2025, as reported and detailed in the Summary Compensation Table was $5,117,281. Based on this information, the ratio of these two was estimated to be 116 to 1.

64     2025 Proxy Statement

Pay Versus Performance

PvP Table

As required by the SEC rules, we are providing the following information about the relationship between Compensation Actually Paid (“CAP”) to our CEO, Mr. Dunbar, and other NEOs and certain financial performance metrics of Standex using the methodology that has been prescribed by the SEC.

					Value of Initial Fixed $100
			Average Summary Compensation Table Total for Other NEOs		Investment Based on:
	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO		Average Compensation Actually Paid to Other NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income	Company Selected Measure EBITDA
Year	($) [1]	($) [2]	($) [3]	($) [2]	($)	($) [4]	($)	($) [5]
2025	5,117,281	3,850,676	1,111,236	959,596	284.95	239.92	57,684,000	170,599,000
2024	4,993,485	6,886,950	1,316,864	1,514,386	291.38	213.04	73,074,000	140,548,000
2023	5,098,597	13,895,157	1,106,031	1,453,920	253.88	182.76	138,992,000	139,500,000
2022	5,135,735	5,047,799	1,205,257	1,157,888	150.63	141.55	61,393,000	129,057,000
2021	5,784,732	9,313,380	1,231,148	1,953,168	166.94	159.57	36,473,000	111,559,000

1	Our PEO for all years in the table was our CEO, David Dunbar.

2	The adjustments, each of which is prescribed by SEC rules, to calculate the CAP are described in the table below.

3

Our Other NEOs for FY 2025 were: Ademir Sarcevic, Alan Glass, Annemarie Bell and Max Arets.

Our Other NEOs for FY 2024 were: Ademir Sarcevic, Alan Glass, Annemarie Bell and Max Arets.

Our Other NEOs for FY 2023 were: Ademir Sarcevic, Alan Glass, Annemarie Bell, Sean Valashinas, Paul Burns and Flavio Maschera.

Our Other NEOs for FY 2022 were: Ademir Sarcevic, Alan Glass, Paul Burns and Flavio Maschera.

Our Other NEOs for FY 2021 were: Ademir Sarcevic, Alan Glass, Paul Burns and Jim Hooven.

4	The peer group is the S&P SmallCap 600 Industrial Sector Index, which is the same peer group used in our Annual Report on Form 10-K.

5

The Company selected measure, adjusted EBITDA, stands for earnings before income tax, depreciation and amortization, and is a non-GAAP financial measure that is determined by the sum of (i) income from operations before income taxes, (ii) interest expense and (iii) depreciation and amortization. Adjusted EBITDA adjusts for restructuring charges, litigation charges, purchase accounting and acquisition related costs.

Financial Performance Measures

The following table lists the financial performance measures that, in the Company’s assessment, represent the most important measures used to link CAP for our NEOs to Company performance for FY 2025.

Net Sales
Adjusted Operating Income
Adjusted EPS
Adjusted EBITDA
ROIC

2025 Proxy Statement 65

Adjustments to Calculate CAP to PEO and Average CAP to Other NEOs

The table below describes the adjustments, each of which is required by SEC rules, to calculate CAP amounts from the SCT Total of our PEO and our Other NEOs. The SCT Total and CAP amounts do not reflect the actual amount of compensation earned or paid to our executives during the applicable years, but rather, are amounts determined in accordance with Item 402(v).

	2025		2024		2023		2022		2021
Adjustment	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs
SCT Total	5,117,281	1,111,236	4,993,485	1,316,864	5,098,597	1,106,031	5,135,735	1,205,257	5,784,732	1,231,148
Adjustment for defined benefit plans	-	-	-	-	-	-	-	-	-	-
Adjustment for stock awards [1]
(Deduct): Aggregate value for stock awards included in SCT	(3,553,548)	(515,505)	(3,318,267)	(811,489)	(3,405,266)	(392,536)	(3,435,322)	(542,780)	(3,681,435)	(543,157)
Add: Fair value at FYE of awards granted during the FY that were outstanding at FYE	3,200,507	450,475	3,083,931	804,973	5,005,533	428,779	3,168,159	480,938	5,837,304	954,192
Add (Deduct): Change in fair value from prior FYE to current FYE of awards granted in prior years that were outstanding at FYE	(1,513,617)	(160,642)	293,482	57,302	7,282,679	608,518	599,759	116,769	1,505,821	297,995
Add: Fair value on vesting date of awards granted in the FY that vested during the FY	-	-	465,400	-	-	-	-	-	-	-
Add (Deduct): Change in fair value from prior FYE to vesting date of awards granted in prior years that vested during the FY	548,243	64,762	1,340,748	140,723	(115,452)	(8,733)	(455,113)	(110,118)	(162,627)	5,244
(Deduct): Fair value at prior FYE of awards granted in prior years that failed to meet the applicable vesting conditions during the FY	-	-	-	-	-	(291,719)	-	-	-	-
Add: Dividends or other earnings paid on awards in the FY	51,809	9,270	28,170	6,015	29,066	3,580	34,581	7,822	29,585	7,746
CAP Amounts (as calculated)	3,850,676	959,596	6,886,950	1,514,386	13,895,157	1,453,920	5,047,799	1,157,888	9,313,380	1,953,168

1

For (i) PSUs granted in the current FY with future vesting, and (ii) PSUs granted in prior FYs with future vesting, the number of PSUs used in the valuation is the number of PSUs granted at their probable outcome. For PSUs granted in prior FYs that vested in the current FY, the number of PSUs used in the valuation is the number of PSUs that vested.

For RSUs granted pursuant to a deferral under the MSPP, the CAP adjustment includes such RSUs in the year in which they are granted in accordance with ASC 718, rather than the year in which they are reported in the SCT. The fair value for such RSUs uses the Black-Scholes valuation model to determine the value of the discount on the shares at the various points in time required in the adjustments. The fair value of the discount is then added to the cash value of the executive’s annual incentive deferral underlying the specific MSPP deferral. E.g., for the annual incentive opportunity for FY 2022, the value of the annual incentive received in cash is reported in the Non-Equity Incentive Compensation column of the SCT for FY 2022 and the corresponding grant date fair value of any RSUs received pursuant to a deferral election under the MSPP for such annual incentive is reported in the SCT for FY 2022. The adjustment for CAP removes the grant date fair value of such RSUs reported in the SCT for FY 2022, but then includes the FYE fair value of such RSUs in FY 2023 because such RSUs were granted in FY 2023 and remained outstanding as of the FYE. The FYE fair value is determined by adding the value of the annual incentive opportunity deferred into the receipt of discounted RSUs and the value of the discount as of the FYE.

66     2025 Proxy Statement

Relationship Between Compensation Actually Paid and Performance

The graphs below show the relationship between “compensation actually paid” to our PEO and Other NEOs to (i) TSR of both the Company and the S&P SmallCap 600 Industrial Sector Index, with the value of the initial fixed $100 investment measured as of June 30, 2020; (ii) the Company’s net income; and (iii) the Company’s adjusted EBITDA (non-GAAP).

CAP vs. Company TSR and Peer Group TSR

CAP vs. Net Income

CAP vs. Company-Selected Measure (Adjusted EBITDA)

2025 Proxy Statement 67

Questions & Answers

Voting Q&A	How to Vote:

How can I vote & how many votes do I have?

Shareholders at the close of business on August 26, 2025 are entitled to vote. As of the record date, there were 12,094,303 shares outstanding. You may vote the shares you own directly in your name as a shareholder of record, shares you hold through Standex benefit plans and shares held for you as a beneficial owner through a broker, bank or other nominee (shares held in “street name”). Each share is entitled to one vote.

How can I change my vote?

You may change your vote by revoking your proxy at any time before it has been exercised by:

Beneficial Owners: If your shares are held in street name, you will receive instructions from your bank, broker or other nominee on how to vote your shares. You must follow their instructions for your vote to be counted. If you wish to attend the Annual Meeting and vote your shares at that time, you must obtain a proxy from the broker, bank or other nominee and bring it to the Annual Meeting.

Shareholders of Record: If you are a shareholder of record, you may vote either in person at the Annual Meeting or by proxy. There are four ways to vote by proxy:

Vote by Internet. You may vote your shares via the Internet by visiting www.envisionreports.com/sxi and following the on-screen instructions.

Please have your proxy card available when you access the website.

► Delivering a written notification to our Corporate Secretary that you are revoking your proxy;
► Delivering a revised proxy dated later than the proxy you are revoking;
► Voting again by Internet or telephone until 1:00 a.m. ET, on October 21, 2025;
► Attending the Annual Meeting and voting in person.

What is a Quorum?

Vote by Telephone. You may vote your shares by telephone by calling toll-free to 1-800-652-8683 from the United States and Canada and following the series of voice instructions.

Please have your proxy card available when you call.

A quorum is necessary to conduct business at the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented either in person or by proxy constitutes a quorum. Your shares are counted as present if you have voted. If you abstain from voting, your shares are counted as present in determining a quorum. Broker non-votes are counted as present in determining a quorum.

What are Broker Non-votes?

Vote by Mail. You may vote your shares by requesting a paper copy of the Proxy Statement (see page 70 on how to do this) and signing, dating and mailing it in the enclosed envelope.

Your signed proxy card must be received prior to the date of the Annual Meeting for your vote to be counted.

A broker non-vote occurs when a bank, broker or other nominee of share held in street name is represented at the Annual Meeting either in person or by proxy, but has not received instructions from the beneficial owner on how to vote the shares and cannot or chooses not to vote the shares. We strongly encourage shareholders who own shares in street name to instruct their bank, broker or other nominee on how to vote.

How are the votes counted?

The Company has engaged Alliance Advisors to assist in soliciting proxies to establish the necessary quorum. Tabulation for the quorum shall be handled by Alliance Advisors, which receives $11,000 as payment for their services, in addition to additional disbursements.

Official tabulation of voted proxies will be handled by Computershare, the Company’s transfer agent.

Vote in Person. You may attend the Annual Meeting in person and deliver a completed proxy card or vote by ballot.

Internet and telephone voting will be available 24 hours a day, 7 days a week, until 1:00 a.m., Eastern Time, on October 21, 2025. You do not need to return your proxy card if you vote by Internet or telephone

68     2025 Proxy Statement

What is Householding?

As permitted by the Exchange Act, and to reduce the expenses of delivering duplicate proxy materials, we deliver one Notice and, if applicable, Annual Report on Form 10-K and Proxy Statement, to multiple shareholders sharing the same mailing address unless otherwise requested. This is known as “householding.”

We will promptly send a separate Annual Report on Form 10-K and Proxy Statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy in the future if we are currently sending multiple copies to the same address.

Requests related to the delivery of proxy materials may be made by calling Investor Relations at (603) 893-9701 or writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Investor Relations

Shareholders who hold shares in “street name” (as described above) may contact their brokerage firm, bank or other nominee to request information about this householding procedure.

Communications, Shareholder Proposals & Nominations and Company Documents

How Can I Communicate with the Company’s Directors?

The Board welcomes input and suggestions from shareholders and interested parties. Shareholders may communicate with the Board or any member of the Board by writing to the following address and addressing the correspondence accordingly:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Governance Officer

Alternatively, shareholders may send an email to boardofdirectors@standex.com and specify the director, committee or group to be contacted in the message line.

Communications with the Board are distributed by the Corporate Governance Officer. The Corporate Governance Officer uses his or her discretion in determining whether to forward communications to the Board. Communications that are unrelated to the duties and responsibilities of the Board will not be distributed. Such items include, but are not limited to:

►  spam

►  junk mail and mass mailings

►  product complaints or inquiries

►  new product suggestions

►  resumes and other forms of job inquiries

►  surveys

►  business solicitations or advertisements

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

How Can I Submit a Shareholder Proposal or Director Nomination?

In accordance with Rule 14a-8 of the Exchange Act, certain shareholder proposals may be eligible for inclusion in our 2026 Proxy Statement. All shareholder proposals must comply with the requirements of Rule 14a-8 and must be received by our Corporate Secretary, in writing, no later than May 8, 2026. We strongly encourage any interested shareholder to contact our Corporate Secretary prior to the deadline to discuss the proposal. Submission of a proposal does not guarantee that it will be included in our Proxy Statement.

Shareholders may also nominate a director nominee for election at our 2026 annual meeting by following the provisions of the Company’s By-Laws. All nomination and supporting materials must comply with the requirements set forth in our By-Laws. Notice of such a nomination must be received by our Corporate Secretary, in writing, between May 8, 2026 and June 6, 2026. However, if the 2026 annual meeting is held more than 30 days before or more than 90 days after the anniversary of the 2025 Annual Meeting, the shareholder must submit the notice either (i) by 120 calendar days prior to the 2026 annual meeting or (ii) within 10 calendar days following the date on which the public announcement of the date of the 2026 annual meeting is made.

Shareholders do not have to include their proposals in our Proxy Statement for them to be heard. Proposals may be introduced at our 2026 annual meeting from the floor. Notice of these proposals must be provided to our Corporate Secretary between May 8, 2026 and June 6, 2026 and must comply with the requirements set forth in our By-Laws.

The Company’s By-Laws are available on our website by going to ir.standex.com and clicking on “Governance” and then clicking on “Organizational Documents.” To make a submission or to request a copy of the Company’s By-Laws, shareholders should contact our Corporate Secretary at the following address:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Secretary

We strongly encourage shareholders to seek advice from knowledgeable legal counsel and contact the Corporate Secretary before submitting a proposal or nomination.

2025 Proxy Statement 69

How Can I Request Documents?

Both this Proxy Statement and the Annual Report on Form 10-K may be viewed online at: www.envisionreports.com/SXI and on Standex’s website at ir.standex.com/annual-reports.

Shareholders may obtain print or emailed copies, free of charge, of this Proxy Statement, Annual Report on Form 10-K, the Codes of Conduct, Committee Charters or the Corporate Governance Guidelines by writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, NH 03079

Attention: Investor Relations Department

Shareholders may also call Standex’s Investor Relations at (603) 893-9701 to request copies. Alternatively, print copies can also be requested by e-mailing the request to investorrelations@standex.com. All requests will be fulfilled within 3 business days of receipt and copies will be sent via first class mail.

Helpful Resources

ANNUAL MEETING		ACRONYMS
Proxy & Supplemental Materials	ir.standex.com/annual-reports	BPP	Balanced Performance Plan
Online voting for registered	www.envisionreports.com/sxi	CAP	Compensation Actually Paid
shareholders		CIC	Change in Control
		CLO	Chief Legal Officer
BOARD OF DIRECTORS		EBIT	Earnings Before Income Tax
Standex Board	ir.standex.com/board-of-directors	EBITDA	Earnings Before Income Tax, Depreciation
Board Committees	ir.standex.com/board-committees		& Amortization
Audit Committee Charter	ir.standex.com/committee-charters	EPS	Earnings Per Share
Compensation Committee Charter	ir.standex.com/committee-charters	ESG	Environment, Social & Governance
Nominating and Corporate	ir.standex.com/committee-charters	GAAP	Generally Accepted Accounting Principles
Governance Committee Charter		IRC	Internal Revenue Code
Innovation and Technology Committee	ir.standex.com/committee-charters Charter	IRS	Internal Revenue Service
Charter		MSPP	Management Stock Purchase Plan
		N&CG	Nominating & Corporate Governance
		NEO	Named Executive Officer
FINANCIAL REPORTING		NYSE	New York Stock Exchange
Earnings & Financial Reports	ir.standex.com/quarterly-results	OIP	2018 Omnibus Incentive Plan
		PCAOB	Public Company Accounting Oversight
Board
STANDEX		PEO	Principal Executive Officer
Corporate Website	www.standex.com	PSUs	Performance Share Units
Leaders	ir.standex.com/management	ROIC	Return on Invested Capital
Investor Relations	ir.standex.com	RSAs	Restricted Stock Awards
		RSUs	Restricted Stock Units
		SCT	Summary Compensation Table
GOVERNANCE DOCUMENTS		SEC	Securities and Exchange Commission
By-Laws	ir.standex.com/organizational-documents	TSR	Total Shareholder Return
Certificate of Incorporation	ir.standex.com/organizational-documents	TRIR	Total Recordable Incident Rate
Code of Conduct	ir.standex.com/policies
Code of Ethics for Senior Financial	ir.standex.com/policies
Management
Corporate Governance Guidelines	ir.standex.com/organizational-documents

70     2025 Proxy Statement

Standex VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by October 21, 2025 at 1:00 A.M., Eastern Time.

Online
Go to **www.envisionreports.com/SXI** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.envisionreports.com/SXI

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, and 3.

1. To elect the following Directors:
   Class III – for a three-year term expiring in 2028

Nominee	For	Against	Abstain
01 - Thomas E. Chorman (Class III, 3 year term)	☐	☐	☐
02 - Andy L. Nemeth (Class III, 3 year term)	☐	☐	☐

Proposal	For	Against	Abstain
2. To conduct an advisory vote on the total compensation paid to the executives of the Company.	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as the independent auditors of the Company for the fiscal year ending June 30, 2026.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

046NCB

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SXI

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

REVOCABLE PROXY — Standex International Corporation

ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 21, 2025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints David Dunbar and Alan J. Glass, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Standex International Corporation (the "Company"), to be held at the Standex International Corporation Corporate Headquarters, 23 Keewaydin Drive, Suite 300, Salem NH 03079, on Tuesday, October 21, 2025 at 9:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

In connection with those shares (if any) held by me as a participant in the Standex Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on August 26, 2025 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Shareholders to be held on October 21, 2025 or any adjournment thereof. Your voting instructions will be kept confidential from the officers, directors and employees of the Company. Under the Plan, the shares for which no signed proxy card is returned or for which any instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each Proposal for which properly executed instructions were timely received.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. **If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.**

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Standex

23 Keewaydin Drive | Suite 300 | Salem, New Hampshire 03079 | +1.603.893.9701 | standex.com